                                                                 Exhibit (a)(15)



PRESENTATION MATERIALS OF HOULIHAN LOKEY HOWARD
& ZUKIN FINANCIAL ADVISORS, INC.



Project Sun
--------------------------------------------------------------------------------

PRESENTATION TO THE SPECIAL COMMITTEE TO THE BOARD OF DIRECTORS


March 7, 2002



HOULIHAN LOKEY HOWARD & ZUKIN
Financial Advisors
1930 Century Park West
Los Angeles, California 90067
(310) 553-8871      http://www.hlhz.com
Los Angeles    New York    Chicago    San Francisco
Washington, D.C.    Minneapolis    Dallas    Atlanta    Toronto

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------

Table of Contents

--------------------------------------------------------------------------------

                                                                         Section
                                                                         -------

Executive Summary .....................................................     A

Due Diligence Summary .................................................     B

Overview of HPAC ......................................................     C

Overview of Deutsche Lufthansa AG .....................................     D

Valuation Summary .....................................................     E

Delisting Issue .......................................................     F

Potential Alternatives Summary ........................................     G

Exhibits
--------

     Synopses of Comparable Companies .................................     1

     Supplemental Valuation Schedules .................................     2



---------------------------------------------- Houlihan Lokey Howard & Zukin   i

--------------------------------------------------------------------------------

                                                               Executive Summary

--------------------------------------------------------------------------------

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                                                                     Project Sun

--------------------------------------------------------------------------------
Executive Summary

Background

We understand the following regarding Hawker Pacific Aerospace ("Company" or "HPAC" hereinafter) and its largest shareholder, Lufthansa Technik AG ("LHT"), a wholly-owned subsidiary of Deutsche Lufthansa AG ("Lufthansa"). The Company's common shares are traded on the NASDAQ. LHT currently owns 73.25 percent of the Company on a fully diluted basis, including a purchase of 715,530 shares on February 25, 2002. On the same day, LHT announced that was contemplating a launch of a tender offer for all of the HPAC shares it does not already own at a price between $2.90 and $3.25 per share. In response to this announcement, and in anticipation of a definitive offer from LHT, the Company has formed a special committee of its Board of Directors (the "Committee") to evaluate any such offer. On Monday March 4, 2002, LHT communicated to the Company the firm intention to pursue the tender offer at $3.25 per share. LHT's offer to purchase the shares of the Company it does not already hold and other related transactions disclosed to Houlihan Lokey Howard & Zukin are referred to collectively herein as the "Transaction."

Role of Houlihan Lokey Howard & Zukin

Houlihan Lokey Howard & Zukin ("Houlihan Lokey") has been retained on behalf of the Committee. The Committee has requested that Houlihan Lokey render an opinion as to the fairness, from a financial point of view, to the public stockholders of the Company of the consideration to be received by them in connection with the Transaction (the "Opinion"). The Opinion shall not address the Company's underlying business decision to effect the Transaction.

--------------------------------------------- Houlihan Lokey Howard & Zukin    1

--------------------------------------------------------------------------------

                                                           Due Diligence Summary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------
Due Diligence Summary


--------------------------------------------------------------------------------
Due Diligence Summary

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. met with certain members of the senior management of HPAC to discuss the operations, financial condition, future prospects and projected operations and performance of HPAC;

2.   visited certain facilities and business offices of HPAC;

3. reviewed the HPAC's annual reports to shareholders and on Form 10-K for the fiscal years ended December 31, 2000 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2001, and Company-prepared interim financial statements for the 12 month period ended December 31, 2001, which HPAC's management has identified as being the most current financial statements available;

4. reviewed the Management Projections Presented to LHT, dated November 20, 2001 and Modified Management Projections dated March 5, 2002 prepared by HPAC's management, with respect to the Company's future financial performance for the years ending December 31, 2002 through 2004;

5. reviewed the historical market prices and trading volume for HPAC's publicly traded securities;

6. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company;

7. reviewed the letter from NASDAQ dated, February 14, 2002 to HPAC regarding the May 15, 2002 deadline for the Company to regain compliance under NASDAQ's listing requirements in order for the Company's securities to remain listed on the NASDAQ;

8. reviewed certain financial data regarding historic acquisitions made by Lufthansa; and

9. conducted such other studies, analyses and inquiries as we have deemed appropriate.

--------------------------------------------- Houlihan Lokey Howard & Zukin    3

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------
Due Diligence Summary


--------------------------------------------------------------------------------
Due Diligence Summary (Continued)

Limiting Factors

We have relied upon and assumed, without independent verification, that the financial information, forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of HPAC, and that there has been no material change in the assets, financial condition, business or prospects of HPAC since the date of the most recent financial statements made available to us.




--------------------------------------------- Houlihan Lokey Howard & Zukin    4

--------------------------------------------------------------------------------

                                                                Overview of HPAC

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------
Overview of HPAC


--------------------------------------------------------------------------------
Company Overview

HPAC repairs and overhauls fixed wing and helicopter landing gear, hydromechanical components and wheels, brakes and braking system components for a diverse international customer base, including commercial airlines, air cargo operators, domestic government agencies, aircraft leasing companies, aircraft parts distributors and original equipment manufacturers ("OEMs"). HPAC is a certified Federal Aviation Administration ("FAA") and Joint Airworthiness Authority ("JAA") approved repair station, and has also been granted Parts Manufacturer Approvals by the FAA.

In addition, HPAC distributes, manufactures and sells new and overhauled spare parts and components for both fixed wing aircraft and helicopters. HPAC has long-term service contracts with many customers, including Federal Express Corporation ("Federal Express"), American Airlines, Inc. ("American Airlines"), the United States Coast Guard, British Airways, US Airways, Inc. ("US Airways"), EVA Airways, UPS, China Southern and Shanghai Airlines.

HPAC is organized into two divisions and one wholly-owned subsidiary. HPAC's principal operating division and headquarters is located in Sun Valley (Los Angeles), California. HPAC's Hawker Pacific Aerospace, Ltd., subsidiary operates a major overhaul facility in Hayes (London) in the United Kingdom. HPAC also operates a small hydraulic repair facility in Amsterdam, The Netherlands.






--------------------------------------------- Houlihan Lokey Howard & Zukin    6

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------




Overview of HPAC

--------------------------------------------------------------------------------
Financial Profile


($ in millions, except per share amounts)

HPAC - MARKET OVERVIEW
Pre-Announcement Stock Price on 02/25/02                        $2.12
Post-Announcement Stock Price on 02/26/02                       $3.24

Current Stock price on 3/5/02                                   $3.19

52-Week High on 4/25/01                                         $4.20
52-Week Low on 12/19/01                                         $1.50

----------------------------------------------------------------------
Pre-Announcement Price Discount to 52-Week High                 -49.5%
Pre-Announcement Price Premium to 52-Week Low                    41.3%

Post-Announcement Price Discount to 52-Week High                -22.9%
Post-Announcement Price Premium to 52-Week Low                  116.0%
----------------------------------------------------------------------

Basic Shares Outstanding                                    10,160,675

     Add: In the Money Options & Warrants                       47,000

Fully Converted Shares Outstanding                          10,207,675

     Less: Shares Purchased                                     35,630

Fully Diluted Shares Outstanding                            10,172,045

Current Price Per Share                                          $3.19

Current Market Value of Equity                                   $32.4

Debt at 12/31/01                                                 $72.6
Cash at 12/31/01                                                   1.6

HPAC - FINANCIAL SNAPSHOT
                                Operating
                Revenue         Income(1)       Net Income(1)
                -------         ---------       -------------
1999              $82.3              $4.3              ($1.0)

2000               77.1              (2.3)              (5.4)
2001 E             82.6              (3.5)              (5.5)
2002 E             86.6               2.3               (1.0)
2003 E             95.2               5.3                0.9


                             Market Multiples
                -------------------------------------------
                    EV /            EV /              MVE /
                Revenues         Oper. Income    Net Income
                --------         ------------    ----------
2001 E            1.25 x                NMF             NMF

2002 E            1.19 x                NMF             NMF

2003 E            1.09 x             19.5 x          35.4 x



Other Issues
------------

-    HPAC is currently facing the possibility of being delisted from the Nasdaq.

- The company has approximately $4.0 million negative book value as of December 31, 2001.

- LHT has continued to provide funding to HPAC either directly or through the facilitation loan facilities with German financial institutions.


Footnotes:
NMF - Not Meaningful

(1) FYE 1999 TO 2001E figures have been adjusted to account for non-recurring and one-time charges, see Representative Levels for additional detail.


--------------------------------------------- Houlihan Lokey Howard & Zukin    7

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Overview of HPAC

--------------------------------------------------------------------------------
Trading Analysis

($ in millions)

                                                                Daily Trading Volume/(1)/
                        ------------------------------------------------------------------------------------------------------------
                                                      1 Month
Public Company              1 Month    % of Float   Pre-Announce   % of Float    3 Months    % of Float     6 Months     % of Float
--------------          --------------------------  -------------------------  -------------------------  --------------------------
Aar Corp                      110.5       0.4%          102.2         0.4%         108.7         0.4%          98.0         0.4%
Aviall Inc                     79.8       0.4%           67.8         0.4%         111.6         0.6%         103.9         0.6%
First Aviation Svcs Inc         0.7       0.0%            1.3         0.0%           1.5         0.0%           1.2         0.0%
Mercury Air Group Inc           5.6       0.2%            5.5         0.2%           7.1         0.3%           8.4         0.4%
Pemco Aviation Inc              2.2       0.1%            2.8         0.2%           4.5         0.2%           5.1         0.3%
Sequa Corp -Cl A                4.9       0.1%            5.7         0.1%           5.9         0.1%           5.9         0.1%
BBA Group plc               1,816.4         NA        1,780.6           NA       1,942.9           NA       2,520.2           NA
Vector Aerospace               34.3         NA           32.4           NA          34.9           NA          31.8           NA

Median                         19.9       0.2%           19.0         0.2%          21.0         0.6%          20.1         0.5%

------------------------------------------------------------------------------------------------------------------------------------
Hawker Pacific Aerospace       15.1       0.6%            3.3/(4)/    0.1%           4.3/(4)/    0.2%           4.8/(4)/    0.2%
------------------------------------------------------------------------------------------------------------------------------------

Public Company                       1 Year       % of Float    Float/(2)(3)/
--------------                  ----------------------------   ---------------
Aar Corp                               92.4          0.4%          25,590.0
Aviall Inc                            100.2          0.6%          18,210.0
First Aviation Svcs Inc                 1.3          0.0%           3,160.0
Mercury Air Group Inc                   8.9          0.4%           2,310.0
Pemco Aviation Inc                      5.0          0.3%           1,860.0
Sequa Corp -Cl A                        6.1          0.1%           4,200.0
BBA Group plc                       2,696.5            NA                NA
Vector Aerospace                       34.7            NA                NA

Median                               21.808          0.6%           3,680.0

------------------------------------------------------------------------------
Hawker Pacific Aerospace                4.4/(4)/     0.2%           2,540.0
------------------------------------------------------------------------------

                                                Enterprise    Market Value
                             Volatility/(2)/      Value        of Equity
                          --------------------  ----------    ------------      Insider       Institutional
Public Company             30 Day     90 Day      3/1/02        3/1/02       Ownership/(6)/   Ownership/(6)/
--------------            --------  ----------  ----------    ------------   --------------  ---------------
Aar Corp                    34.0%      46.0%     $  407.6      $  199.8         52.0%            84.0%
Aviall Inc                  65.5%      58.9%        263.8         133.2         27.0%            50.0%
First Aviation Svcs Inc     52.5%      58.1%         21.8          33.1         56.0%            30.0%
Mercury Air Group Inc       44.5%      52.0%         95.3          30.4         32.0%            21.0%
Pemco Aviation Inc          23.6%      62.8%         81.3          67.6         83.0%            17.0%
Sequa Corp -Cl A            34.5%      29.9%      1,115.3         539.1         50.0%            31.0%
BBA Group plc               22.8%      40.9%      2,622.3       1,662.0            NA               NA
Vector Aerospace            57.9%      69.5%        173.5          71.2            NA               NA

Median                      39.5%      55.0%        218.7      $  102.2         51.0%            30.5%
------------------------------------------------------------------------------------------------------------
Hawker Pacific Aerospace   182.0%     128.2%     $   92.5/(5)/ $   21.5/(5)/     2.0%            82.9%/(2)/
------------------------------------------------------------------------------------------------------------



                               Stock        Analyst            Revenue
Public Company                Exchange     Coverage(#)/(2)/   Multiples
--------------              ----------     ----------------  -----------
Aar Corp                       NYSE             4              0.53 x
Aviall Inc                     NYSE             2              0.51 x
First Aviation Svcs Inc       NASDAQ            0              0.21 x
Mercury Air Group Inc          AMEX             0              0.22 x
Pemco Aviation Inc            NASDAQ            0              0.50 x
Sequa Corp -Cl A               NYSE             0              0.62 x
BBA Group plc                 London           25              1.20 x
Vector Aerospace              Toronto           7              0.80 x

Median                                                         0.53 x
-------------------------------------------------------------------------
Hawker Pacific Aerospace      NASDAQ            0/(2)/         1.12 x
-------------------------------------------------------------------------

(1) Per Compustat, figures represented in thousands.
(2) Per Bloomberg.
(3) Float represented in thousands of shares.
(4) Average trading volume for HPAC reflects prior to the announcement of LHT contemplated acquisition of the remaining shares outstanding.
(5) Figures based upon stock price prior to LHT's announced contemplation of acquiring the remaining shares outstanding.
(6) Per Yahoo Finance.


--------------------------------------------- Houlihan Lokey Howard & Zukin    8

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Overview of HPAC

--------------------------------------------------------------------------------

Financial Performance - Historical

($ in millions)

                                                          1999A                                     FYE
                                       ------------------------------------------------------------------
                                         1Q99           2Q99           3Q99           4Q99          1999A
                                       ==================================================================
Revenue                                $ 16.2         $ 17.4        $  23.5         $ 25.3        $  82.3
COGS                                     12.8           18.1           18.5           19.8           69.2
                                       ------         ------        -------         ------        -------
Gross profit                              3.4           (0.7)           5.0            5.5           13.1
SG&A                                      2.2            2.5            2.5            3.2           10.4
                                       ------         ------        -------         ------        -------
Operating income                          1.2           (3.2)           2.5            2.3            2.7
Interest (income)/expense                 1.1            1.5            1.6            1.7            6.0
Other expenses                             -              -              -             0.1            0.1
                                       ------         ------        -------         ------        -------
Pretax income                             0.1           (4.7)           0.8            0.5           (3.3)
Income (benefit)/taxes                    0.0           (1.8)           0.3            0.4           (1.1)
                                       ------         ------        -------         ------        -------
Net income                                0.0           (3.0)           0.5            0.2           (2.3)
Other                                      -              -              -             0.3            0.3
Preferred Stock Dividend                   -              -              -              -              -
                                       ------         ------        -------         ------        -------
         Total                             -              -              -             0.3            0.3

Net income available to shareholders   $  0.0         $ (3.0)       $   0.5         $ (0.1)       $  (2.5)

Basic                                   5.822          5.822          5.858          5.822          5.822
Dilutive                                0.008             -           0.005             -              -
                                       ------         ------        -------         ------        -------
Total Shares Outstanding                5.830          5.822          5.862          5.822          5.822
EPS                                    $ 0.01         $(0.51)       $  0.09         $(0.02)       $ (0.44)

Margins
-------
         Gross Profit                   21.0%          -4.0%          21.1%          21.6%          15.9%
         COGS                           79.0%         104.0%          78.9%          78.4%          84.1%
         SG&A                           13.5%          14.5%          10.6%          12.5%          12.6%
         Operating income                7.4%         -18.6%          10.5%           9.1%           3.3%
         Net income                      0.2%         -17.1%           2.2%           0.6%          -2.7%

                                                              2000A                                  FYE
                                       ------------------------------------------------------------------
                                        1Q00           2Q00           3Q00           4Q00          2000A
                                       ==================================================================
Revenue                                $ 21.5         $ 20.3        $  18.5         $ 16.7        $  77.1
COGS                                     17.4           16.9           17.5           17.9           69.7
                                       ------         ------        -------         ------        -------
Gross profit                              4.1            3.4            1.0           (1.1)           7.4

SG&A                                      2.9            2.2            2.9            3.1           11.1
                                       ------         ------        -------         ------        -------
Operating income                          1.2            1.2           (1.9)          (4.2)          (3.7)
Interest (income)/expense                 1.7            2.3            2.6            2.2            8.8
Other expenses                            0.1            0.0            1.8           (0.0)           1.9
                                       ------         ------        -------         ------        -------
Pretax income                            (0.6)          (1.1)          (6.3)          (6.4)         (14.4)
Income (benefit)/taxes                   (0.2)          (0.5)           4.8           (0.0)           4.1
                                       ------         ------        -------         ------        -------
Net income                               (0.4)          (0.7)         (11.1)          (6.4)         (18.5)
Other                                     1.1            0.8             -             0.0            2.0
Preferred Stock Dividend                  0.1            0.1            0.1            0.1            0.3
                                       ------         ------        -------         ------        -------
         Total                            1.2            0.9            0.1            0.1            2.3

Net income available to shareholders   $ (1.6)        $ (1.6)       $ (11.1)        $ (6.5)       $ (20.7)

Basic                                   5.823          5.825          5.855          7.024          7.024
Dilutive                                   -              -              -              -              -
                                       ------         ------        -------         ------        -------
Total Shares Outstanding                5.823          5.825          5.855          7.024          7.024
EPS                                    $(0.27)        $(0.27)       $ (1.90)        $(0.92)       $ (2.95)

Margins
-------
         Gross Profit                   18.9%          16.8%           5.4%          -6.7%           9.5%
         COGS                           81.1%          83.2%          94.6%         106.7%          90.5%
         SG&A                           13.4%          11.0%          15.7%          18.3%          14.4%
         Operating income                5.5%           5.8%         -10.3%         -25.0%          -4.8%
         Net income                     -1.6%          -3.3%         -59.8%         -38.2%         -24.0%

                                                                 2001E                              FYE
                                       -------------------------------------------------------------------
                                         1Q01           2Q01           3Q01          4Q01E      2001E/(1)/
                                       ===================================================================
Revenue                                $ 18.9        $  21.2        $  22.5        $  19.9        $  82.6
COGS                                     14.9           20.4           19.5           19.7           74.5
                                       ------        -------        -------        -------        -------
Gross profit                              4.0            0.9            3.0            0.2            8.1
SG&A                                      3.1            3.3            2.8            3.8           12.9
                                       ------        -------        -------        -------        -------
Operating income                          0.9           (2.4)           0.3           (3.6)          (4.8)
Interest (income)/expense                 2.0            1.3            1.2            1.1            5.7
Other expenses                             -            (0.0)            -             0.0           (0.0)
                                       ------        -------        -------        -------        -------
Pretax income                            (1.1)          (3.7)          (1.0)          (4.7)         (10.5)
Income (benefit)/taxes                     -              -              -              -              -
                                       ------        -------        -------        -------        -------
Net income                               (1.1)          (3.7)          (1.0)          (4.7)         (10.5)
Other                                      -              -              -              -              -
Preferred Stock Dividend                   -              -              -              -              -
                                       ------        -------        -------        -------        -------
         Total                             -              -              -              -              -

Net income available to shareholders   $ (1.1)       $  (3.7)       $  (1.0)       $  (4.7)       $ (10.5)

Basic                                   7.581         10.161         10.162         10.162         10.162
Dilutive                                   -              -              -              -              -
                                       ------        -------        -------        -------        -------
Total Shares Outstanding                7.581         10.161         10.162         10.162         10.162
EPS                                    $(0.14)       $ (0.37)       $ (0.10)       $ (0.46)       $ (1.03)

Margins
-------
         Gross Profit                   21.2%           4.1%          13.5%           1.0%           9.8%
         COGS                           78.8%          95.9%          86.5%          99.0%          90.2%
         SG&A                           16.2%          15.5%          12.4%          19.1%          15.7%
         Operating income                4.9%         -11.4%           1.1%         -18.0%          -5.8%
         Net income                     -5.7%         -17.5%          -4.3%         -23.7%         -12.7%

Footnotes:
---------
(1)  FYE 2001 figures are based upon management's preliminary financial results.


--------------------------------------------- Houlihan Lokey Howard & Zukin    9

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                                                                     Project Sun
--------------------------------------------------------------------------------

Overview of HPAC

--------------------------------------------------------------------------------
Financial Performance - Projected

($ in millions)

                                                                                ------------------------------------
                                                     2002P/(1)/                 Fiscal Year Ending December 31,/(1)/
                                       --------------------------------------   ------------------------------------
                                         1Q02      2Q02      3Q02      4Q02       2002P       2003P       2004P
                                       ======================================   ====================================
Revenue                                $  20.6   $  21.3   $  23.6   $  21.1     $  86.6     $  95.2     $ 105.0
COGS                                      17.7      17.6      20.1      17.4        72.7        77.3        84.0
                                       -------   -------   -------   -------     -------     -------     -------
Gross profit                               3.0       3.7       3.6       3.7        13.9        17.9        21.0

SG&A                                       2.9       2.9       2.9       2.9        11.6        12.6        14.0
                                       -------   -------   -------   -------     -------     -------     -------
Operating income                           0.1       0.8       0.6       0.7         2.3         5.3         7.0

Interest (income)/expense                  1.0       1.0       1.0       1.0         4.0         3.8         3.3
Other expenses                             0.0       0.0       0.0       0.0         0.0         --          --
                                       -------   -------   -------   -------     -------     -------     -------
Pretax income                             (0.9)     (0.2)     (0.4)     (0.3)       (1.7)        1.5         3.7

Income (benefit)/taxes                     --        --        --        --          --          --          --
                                       -------   -------   -------   -------     -------     -------     -------
Net income                                (0.9)     (0.2)     (0.4)     (0.3)       (1.7)        1.5         3.7

Other                                      --        --        --        --          --          --          --
Preferred Stock Dividend                   --        --        --        --          --          --          --
                                       -------   -------   -------   -------     -------     -------     -------
         Total                             --        --        --        --          --          --          --

Net income available to shareholders   $  (0.9)  $  (0.2)  $  (0.4)  $  (0.3)    $  (1.7)    $   1.5     $   3.7

Basic                                   10.162    10.162    10.162    10.162      10.162      10.162      10.162
Dilutive                                   --        --        --        --          --          --          --
                                       -------   -------   -------   -------     -------     -------     -------
Total Shares Outstanding                10.162    10.162    10.162    10.162      10.162      10.162      10.162
EPS                                    $ (0.09)  $ (0.02)  $ (0.04)  $ (0.03)    $ (0.17)    $  0.15     $  0.36

Margins
-------
         Gross Profit                     14.3%     17.4%     15.0%     17.5%       16.1%       18.8%       20.0%
         COGS                             85.7%     82.6%     85.0%     82.5%       83.9%       81.2%       80.0%
         SG&A                             13.8%     13.6%     12.3%     14.0%       13.4%       13.2%       13.3%
         Operating income                  0.5%      3.8%      2.7%      3.6%        2.7%        5.6%        6.7%
         Net income                       -4.4%     -0.9%     -1.6%     -1.2%       -2.0%        1.6%        3.5%

Footnotes:
---------
(1) Projections are based upon management's modified representations of future performance.

-------------------------------------------- Houlihan Lokey Howard & Zukin    10

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Overview of HPAC

--------------------------------------------------------------------------------
Historical Balance Sheet

($ in millions)

                                                                   As of December 31,
                                                     -------------------------------------------------
Assets                                                  1998          1999         2000         2001E
------                                               -------------------------------------------------
Current Assets:
  Cash & Equivalents                                 $  0.560      $  2.227     $  3.349      $  1.604
  Accounts Receivable                                  12.303        18.506       14.954        13.606
  Inventories                                          21.645        24.680       27.398        31.320
  Deferred Tax Assets                                   0.000         0.531        1.668         0.000
  Other Current Assets                                  0.731         0.550        0.855         2.216
                                                     -------------------------------------------------
Total Current Assets                                   35.239        46.494       48.224        48.745
                                                     -------------------------------------------------
Net Fixed Assets                                       47.175        51.435       48.048        43.750

Other Assets                                            4.823         5.234        1.727         1.991
                                                     -------------------------------------------------
Total Assets                                         $ 87.237      $103.163     $ 97.999      $ 94.486
                                                     =================================================

Liabilities & Stockholders' Equity
----------------------------------
Current Liabilities:
  Accounts Payable                                   $ 12.171      $ 13.402     $  9.962      $  9.975
  Current Maturities                                   48.465        53.240        2.334         1.509
  Accrued Expenses                                      1.242         4.186        6.082         9.669
  Other Current Liabilities                             2.456         4.892        7.025         5.173
                                                     -------------------------------------------------
Total Current Liabilities                              64.334        75.720       25.403        26.326
                                                     -------------------------------------------------

Long-Term Debt                                       $  2.500      $  8.117     $ 70.135      $ 71.062
Other Liabilities                                       0.000         0.000        0.000         1.179
Deferred Taxes                                          0.000         0.000        2.980         0.000
                                                     -------------------------------------------------
Total Liabilities                                      66.834        83.837       98.518        98.567
                                                     -------------------------------------------------
Stockholders' Equity:
  Preferred Stock                                    $  0.000      $  1.792     $  0.000      $  0.000
  Common Stock                                         21.108        22.384       28.682        36.030
  Retained Earnings                                    (0.705)       (4.850)     (29.201)      (40.112)
                                                     -------------------------------------------------
Net Stockholders' Equity                               20.403        19.326       (0.519)       (4.081)
                                                     -------------------------------------------------
Total Liabilities & Stockholders' Equity             $ 87.237      $103.163     $ 97.999      $ 94.486
                                                     =================================================


-------------------------------------------- Houlihan Lokey Howard & Zukin    11

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Overview of HPAC

--------------------------------------------------------------------------------
Market Perspectives - 52 Week Returns Prior to Announcement


================================================================================
                               MARKET PERFORMANCE


                     [PRICE PERFORMANCE GRAPH APPEARS HERE]
================================================================================


                           52-Week Price Performance

                        - HPAC: -32.2%
                        - HLHZ MRO Index: -7.6%
                        - S&P 500 Index: -12.5%
                        - Nasdaq Composite Index: -23.3%


















-------------------------------------------- Houlihan Lokey Howard & Zukin    12

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Overview of HPAC

--------------------------------------------------------------------------------

Market Perspectives - Returns Since September 20, 2000

================================================================================
                   MARKET PERFORMANCE SINCE SEPTEMBER 20, 2000

                     [PRICE PERFORMANCE GRAPH APPEARS HERE]
================================================================================



                        Price Performance Since Sept. 20, 2000

                        - HPAC: -50.7%
                        - HLHZ MRO Index: -10.5%
                        - S&P 500 Index: -21.0%
                        - Nasdaq Index: -52.1%
























-------------------------------------------- Houlihan Lokey Howard & Zukin    13

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Overview of HPAC

--------------------------------------------------------------------------------
Investor Profile

--------------------------------------------------------------------------------------
                                                                              Percent
Holder Name            Portfolio Name                 Share Held/(1)/      Outstanding
--------------------------------------------------------------------------------------
Lufthansa Technik           NA                            7.451/(2)/           73.3%
--------------------------------------------------------------------------------------
Dimensional Fund            Dimensional Fund              0.392                 3.9%

Royce & Associates          Royce & Associates            0.005                 0.0%

Michael Riley               NA                            0.029                 0.3%

Keybank National            Keybank National Company      0.017                 0.2%

Northern Trust              Northern Trust Corp.          0.010                 0.1%

Barclays Global             Barclays Bank plc             0.007                 0.1%

Mellon C. Baird             NA                            0.002                 0.0%

Joel F. McIntyre            NA                            0.002                 0.0%

Deutsche Bank               Deutsche Bank AG              0.000                 0.0%
--------------------------------------------------------------------------------------
Total                                                     0.464                 4.6%

Total Basic Shares Outstanding                           10.162

NA - Not Available

Source: Bloomberg

(1)  Number of shares represented in millions.

(2) LHT's holdings include 57,412 beneficiary shares held by certain members of management, committed to vote along with LHT as per the Shareholders
     Rights and Voting Agreement dated September 20, 2000.


-------------------------------------------- Houlihan Lokey Howard & Zukin    14

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Overview of HPAC

--------------------------------------------------------------------------------

HPAC - Historical Events Study

--------------------------------------------------------------------------------
                                      HPAC
                  HISTORICAL CLOSING PRICE AND TRADING VOLUME
--------------------------------------------------------------------------------


      [HISTORICAL HPAC CLOSING PRICE AND TRADING VOLUME GRAPH APPEARS HERE]



                 Date              Stock Price     Volume(000's)
                 ----              -----------     -------------
         A - September 21, 2000       $6.00            227.0
         B - November 15, 2000        $4.72             31.1
         C - November 17, 2000        $4.50             12.6
         D - November 22, 2000        $3.41             74.2
         E - December 14, 2000        $4.50             30.6
         F - March 19, 2001           $3.25              8.0
         G - May 15, 2001             $3.10              4.1
         H - June 27, 2001            $3.26              0.0
         I - August 13, 2001          $3.01              5.6
         J - November 14, 2001        $2.50             14.8
         K - January 16, 2002         $2.35              0.3
         L - February 25, 2002        $2.12              1.6




--------------------------------------------- Houlihan Lokey Howard & Zukin   15

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------

Overview of HPAC



--------------------------------------------------------------------------------
HPAC -- Significant Historical Events




A       September 21, 2000         HPAC announced with LHT, that LHT acquired a controlling
                                   interest in the Company. LHT acquired its controlling
                                   interest in a private transaction by purchasing 40 percent of the Company's common stock from the shareholders of
                                   Unique Investment Corporation. LHT also purchased all
                                   outstanding shares of the Company's Series C convertible
                                   preferred stock from the private investor group that
                                   provided such funding to the Company in December 1999.

B       November 15, 2000          HPAC announced the closing of a $65 million
                                   debt facility with two German banks:
                                   Landesbank Hessen-Thuringen Girozentrale
                                   ("Helaba") and KfW (Kreditanstalt fur
                                   Wiederaufbau).  Proceeds from the facility,
                                   which was entirely drawn in one funding, had
                                   been used to retire the Company's obligations to
                                   Heller Financial Inc.

C       November 17, 2000          HPAC announced that it would delay the issuance
                                   of its Quarterly Report on Form 10-Q. The
                                   Company previously announced that it had
                                   terminated the services of its former independent auditors, and the Company is currently in the process of retaining a new accounting firm.

D       November 22, 2000          HPAC was notified by Nasdaq that its securities
                                   are subject to delisting from The Nasdaq National Market
                                   because the Company had not filed its quarterly report on
                                   Form 10-Q in a timely manner. The Company announced that it would delay the issuance of its 10-Q report as the Company had not yet received independent account review.

E       December 14, 2000          HPAC announced its financial results for the
                                   third quarter of fiscal year 2000. Revenue for the quarter decreased to $18.5 million from $23.5 million in the third quarter of 1999, while year-to-date revenue increased to
                                   $60.3 million from $57.1 million in the first nine months of
                                   1999. Most of the revenue growth was derived from new
                                   landing gear contracts and increased component services in the Sun Valley division.




--------------------------------------------- Houlihan Lokey Howard & Zukin   16

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------

Overview of HPAC



--------------------------------------------------------------------------------
HPAC -- Significant Historical Events (Continued)






F       March 19, 2001             HPAC announced that on March 16, 2001, LHT converted
                                   into equity approximately $9.8 million of debt and
                                   accrued interest owed to it by Hawker Pacific. The
                                   conversion was executed pursuant to a February 6, 2001, debt exchange agreement between the parties. The conversion rate of $3.125 per common share was set equal to the then-current market price, and was determined by the average of the
                                   closing bid prices on the five trading days immediately
                                   preceding the date of the agreement. Based upon this
                                   conversion rate, LHT was issued 3,136,952 shares of the
                                   Company's common stock. As a result of these transactions,
                                   LHT now owns or controls approximately 67 percent of the
                                   outstanding common stock of the Company.

G       May 15, 2001               The Company announced financial results for the first
                                   quarter of fiscal year 2001. Revenue for the quarter
                                   decreased by 12 percent to $18.9 million from $21.5
                                   million for the comparable period in 2000. The net loss
                                   available to common shareholders in the first quarter was
                                   $1.2 million, or $0.14 per basic and diluted share, a
                                   compared with $1.5 million, or $0.27 per basic and diluted share, in the prior year.

H       June 27, 2001              HPAC announced that its majority shareholder, LHT,
                                   has provided a revolving line of credit to the Company's
                                   wholly owned London subsidiary, Hawker Pacific Aerospace
                                   Ltd. The facility, which may be drawn up to an aggregate
                                   amount of 5.2 million British pounds sterling (approximately
                                   $7.4 million), must be repaid within 364 days.






--------------------------------------------- Houlihan Lokey Howard & Zukin   17

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------

Overview of HPAC



--------------------------------------------------------------------------------
HPAC -- Significant Historical Events (Continued)






I       August 13, 2001            HPAC announced financial results for the second quarter of fiscal year 2001. Second quarter revenue increased by 5
                                   percent to $21.2 million from $20.3 million in 2000, while year-to-date revenue decreased by 4 percent to $40.1 million from $41.8 million in the prior comparable period. The
                                   company posted a net loss for the quarter of $3.7 million or
                                   $0.37 per common share, as compared with a net loss of $1.6 million or $0.27 per common share, in the second quarter of
                                   2000.

                                   The Company also announced that it signed agreements
                                   with its majority shareholder, LHT, under which both parties have agreed to cooperate and support each other in providing aircraft component services to their combined customer base, and to provide each other access to their respective
                                   capabilities and capacities. The agreements also provided
                                   for the parties to continue developing a joint sales and
                                   marketing approach, and to further explore purchasing
                                   synergies.

J       November 14, 2001          HPAC announced financial results for the third
                                   quarter of fiscal year 2001. Third quarter revenue increased by 2 percent to $22.5 million from $18.5 million in 2000,
                                   while year-to-date revenue increased 4 percent to $62.7
                                   million from $60.3 million in the comparable prior year
                                   period. The Company posted a net loss for the quarter of $1 million, or $0.10 per common share, as compared with a net loss of $11.1 million or $1.90 per common share, in the
                                   third quarter of 2000.

K       January 16, 2002           The Company announced that it had hired Richard Fortner as
                                   President and Chief Executive Officer. Mr. Fortner replaced
                                   Dave Lokken who had left the Company to pursue other
                                   business interests. Prior to joining HPAC, Mr. Fortner
                                   served as President of AAR Landing Gear Services at AAR
                                   Corp.

L       February 25, 2002          Deutsche Lufthansa AG's LHT unit announced that
                                   it was contemplating a cash tender offer for all of the
                                   shares of HPAC it doesn't already own. LHT would pay $2.90 to $3.25 a share in March for the Hawker shares the unit of
                                   Europe's second-biggest airline. LHT completed the purchases of 715,530 common shares of HPAC for $3.25 a share, raising its stake to 73 percent from 67 percent. In response, the
                                   Company has formed a committee to evaluate LHT's offer to
                                   buy its shares.






--------------------------------------------- Houlihan Lokey Howard & Zukin   18

--------------------------------------------------------------------------------

Overview of Deutsche Lufthansa AG

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Overview of Deutsche Lufthansa AG

--------------------------------------------------------------------------------
                               Company Description
--------------------------------------------------------------------------------
LHT is a subsidiary of Deutsche Lufthansa AG, Europe's second largest passenger airline and cargo airline behind. With 375 jets, including code-sharing agreements, LHT serves about 340 destinations in 90 countries. With hubs in Frankfurt and Munich, the carrier is part of the Star Alliance that includes United Air Lines, Air Canada, and All Nippon Airways. LHT also has interests in travel-related businesses, including ground services, catering, and leisure travel services. LHT owns a stake in Amadeus, one of the world's biggest computer reservation systems, and it's expanding its shipping and logistics operations with partners Deutsche Post and DHL.
--------------------------------------------------------------------------------

                     Historical Financial Performance /(1)/
                                 ($ in millions)

                                                                   Fiscal Year Ending December 31,
                                            ----------------------------------------------------------------------------
                                              1996             1997            1998            1999            2000
                                            ============================================================================
Revenue                                     $ 13,547.2       $ 12,874.6      $ 13,573.2      $ 12,892.2      $ 14,327.5
       % Growth                                     NA            -5.0%            5.4%           -5.0%           11.1%

COGS                                          10,651.9          9,694.9        10,310.3         9,971.7        11,739.2
Gross profit                                   2,895.3          3,179.7         3,262.9         2,920.5         2,588.3
       % Margin                                  21.4%            24.7%           24.0%           22.7%           18.1%

EBIT                                             540.9            987.6         1,849.1         1,304.1         1,464.1
       % Margin                                   4.0%             7.7%           13.6%           10.1%           10.2%

EBITDA                                         1,443.0          1,803.6         2,863.8         2,244.7         2,427.8
       % Margin                                  10.7%            14.0%           21.1%           17.4%           16.9%

Net Income                                  $    359.7       $    461.7      $    857.2      $    635.2      $    649.4
       % Margin                                   2.7%             3.6%            6.3%            4.9%            4.5%

Shares Outstanding                               381.6            381.6           381.6           381.6           381.6
EPS - before extraordinary items            $     0.94       $     1.21      $     2.25      $     1.66      $     1.70

Cash                                           1,216.8          2,038.2         1,953.1           783.7           957.8
Long-term debt                                 2,303.9          2,337.6         2,816.9         1,357.7         1,608.0
Debt to EBITDA                                   1.6 x            1.3 x           1.0 x           0.6 x           0.7 x

NA - Not Available
(1) Source: Compustat and Worldscope.



--------------------------------------------------------------------------------
                          Stock Price Performance Graph
--------------------------------------------------------------------------------



               [STOCK PRICE AND TRADING VOLUME GRAPH APPEARS HERE]









--------------------------------------------------------------------------------
                               Acquisition History
--------------------------------------------------------------------------------

Announce    Close                                                              Pnt.           Pnt.     Purchase
Date        Date         Target                                              Acquired        Owned       Price
------------------------------------------------------                       ----------------------------------
2/10/1999   3/30/1999    Hudson General Corp                                   100.0%         0.0%      $ 133.3
3/11/1999   5/30/1999    SKY CHEFS                                              14.0%        33.0%        200.4
9/22/1999   9/22/1999    Air Dolomiti                                           26.0%         0.0%           NA
11/9/1999   NA           British Midland Airways Ltd.                           20.0%         0.0%        151.1
5/3/2000    5/3/2000     Global Freight Exchange                                10.0%         0.0%           NA
9/21/2000   9/21/2000    Hawker Pacific Aerospace                               40.0%         0.0%           NA
9/21/2000   1/1/2001     Eurowings Luftverkehrs AG                              24.9%         0.0%           NA
1/23/2001   NA           Composite International, Inc.                         100.0%         0.0%           NA
12/14/2001  Pending      Swissair Flight Support AG                            100.0%         0.0%           NA




--------------------------------------------- Houlihan Lokey Howard & Zukin   20

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Overview of Deutsche Lufthansa AG

--------------------------------------------------------------------------------

LHT's Historical Ownership of HPAC

                                                                                         Common
                                                                                --------------------------
                                                                                              Prem./Disc.
September 20, 2000                                                                 Shares      to Market     Preferred
------------------                                                              -----------  -------------  -----------
Upon the closing the purchases for $4.12 per share on September 20, 2000, LHT    2,341,495      -36.3%
became the record owner of 2,341,495 shares of Common Stock and controlled the     196,342
voting rights of an additional 196,342 shares of Common Stock. This transaction also gave LHT control over the voting rights of 129,786 options.

Upon the closing of the Stock Purchase Agreement with Deephaven Private                                         300
Placement Trading, Ltd., LHT became the record owner of 300 shares of the
Preferred Stock, representing 100% of the then issued and outstanding shares of the Preferred Stock.

December 22, 2000
-----------------
LHT exercised its right to convert all 300 shares of the Preferred Stock and     1,106,982      -34.3%         -300
accrued dividend into Common Stock at a conversion price equal to $2.71007 per share of Common Stock. As a result of this conversion, LHT acquired 1,106,982 shares of Common Stock.

December 29, 2000
-----------------
LHT received a portion of the accrued dividends on the Preferred Stock in the       57,404         NA
form of an additional 57,404 shares of Common Stock.

March 16, 2001
--------------
On February 6, 2001, HPAC entered into an Exchange of Promissory Note with LHT   3,136,952       -2.0%
("Debt Conversion Agreement") whereby LHT agreed to cancel all of the principal and accrued interest under the Loan Agreement in exchange for shares of Common
Stock. Under the Debt Conversion Agreement, the conversion price of $3.125 per share was set equal to the market price at the time the parties entered into the agreement, the market price was calculated based on the average of the closing bid prices for the prior five trading days preceding the date of the agreement.
The Debt Conversion Agreement also contains certain covenants substantially similar to those in the Loan Agreement which continue beyond the debt conversion closing. On March 16, 2001, LHT retired the $9,300,000 plus $502,975 accrued interest under the Loan Agreement in exchange for the issuance by HPAC to LHT of
3,136,952 shares of Common Stock.


-------------------------------------------- Houlihan Lokey Howard & Zukin    21

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Overview of Deutsche Lufthansa AG

--------------------------------------------------------------------------------

LHT's Historical Ownership of HPAC (Continued)


                                                                                           Common
                                                                                    --------------------
                                                                                              Prem./Disc.
                                                                                      Shares   To Market  Preferred
                                                                                    ---------  ---------  ---------
September 14, 2001
------------------
The shareholders of HPAC approved the issuance of the Warrants and the issuance        35,582       NA
of 35,582 shares of Common Stock (issued November 21, 2001) in payment of the remaining portion of the accrued and unpaid dividends on the Preferred Stock.
LHT did not exercise the Warrants before their expiration.

February 25, 2002
-----------------
LHT purchased for cash 426,600 shares of Common Stock from Royce & Associates,        426,600      53.3%
Inc., 150,000 shares of Common Stock from Volksbanken-Kapitalanlageges                150,000
m.b.H., and 138,930 common shares from David Lokken, at a price per share of          138,930
$3.25 or a total purchase price of $2,325,472.50.

-----------------------------------------------------------------------------------------------------------------------

TOTAL SHARES HELD BY LHT/(1)/                                                       7,451,357       --

     Percentage of total HPAC Common Shares Outstanding/(2)/                            73.3%



(1) LHT's holdings include 57,412 beneficiary shares held by certain members of management, committed to vote along with LHT as per the Shareholders Rights and Voting Agreement dated September 20, 2000.
(2)  10,160,675 HPAC common shares outstanding as of October 15, 2001.


--------------------------------------------- Houlihan Lokey Howard & Zukin   22

--------------------------------------------------------------------------------

                                                               Valuation Summary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Valuation Summary

--------------------------------------------------------------------------------

Valuation Summary


                                                                   Low             High
                                                               -----------     ------------
Market Approach
---------------
  Market Multiple Methodology                                  Speculative      Speculative

  Comparable Transaction Methodology                                 $1.05            $1.99

Income Approach
---------------
  Discounted Cash Flow Methodology - Modified Management Case  Speculative            $0.04

  Discounted Cash Flow Methodology - Management Case                 $0.33            $1.43

Pre-Announcement Share Price as of February 25, 2002                       $2.12



--------------------------------------------- Houlihan Lokey Howard & Zukin   24

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Valuation Summary

--------------------------------------------------------------------------------

Premium Study

----------------------------------------------------------------
             LHT's Contemplated Cash Tender Offer
----------------------------------------------------------------
                                     Low                 High
                                  ==========           =========

Offer Range                           $2.90     --        $3.25

Price as of 2/25/02                   $2.12     --        $2.12
      Implied Premium                 36.8%     --        53.3%

5-Day Average Share Price             $2.19               $2.19
      Implied Premium                 32.4%     --        48.4%

10-Day Average Share Price            $2.41               $2.41
      Implied Premium                 20.3%     --        34.8%

20-Day Average Share Price            $2.44               $2.44
      Implied Premium                 18.6%     --        33.0%

30-Day Average Share Price            $2.36               $2.36
      Implied Premium/Discount        22.8%     --        37.6%
----------------------------------------------------------------
Implied EV / Revenue                 0.86 x     --       0.86 x
----------------------------------------------------------------



--------------------------------------------
 Premiums Paid for Minority Interests/(1)/
--------------------------------------------
                 Low               High
              ==========         ==========
1-Day
-----
Range            -11.1%    --       279.3%

Median/(3)/                27.6%
Mean/(3)/                  48.4%

7-Days
------
Range            -12.1%    --       281.5%

Median/(3)/                39.4%
Mean/(3)/                  48.6%

30-Days
-------
Range             -7.0%    --       279.3%

Median/(3)/                41.2%
Mean/(3)/                  52.5%
--------------------------------------------
EV / Revenue         NA    --           NA
--------------------------------------------



--------------------------------------------
        Control Premium Study/(2)/
--------------------------------------------
                 Low               High
              ==========         ==========

Range            -97.6%    --       610.0%

Median/(3)/                35.9%
Mean/(3)/                  52.1%


--------------------------------------------
EV / Revenue         NA    --           NA
--------------------------------------------




-------------------------------------------
   Comparable Transaction Analysis/(4)/
-------------------------------------------
                 Low                High
               =========          =========

Range             NA       --        NA

Median                     NA
Mean                       NA

-------------------------------------------
EV / Revenue     1.09 x    --       1.52 x
-------------------------------------------




-------------------------------------------
  Premiums/Discounts Paid by LHT in Prior
        Transactions with HPAC
-------------------------------------------
                 Low                 High
             ==========           =========

Range          -36.3%     --        53.3%

-------------------------------------------




--------------------------------------------------------------------------------
CONCLUSION: LHT's potential cash tender offer per share provides a premium to the pre-announce price per share of HPAC. Based on the above analysis, this premium is in the range of premiums paid for minority interests by a controlling shareholder and premiums paid for change of control transaction. Also, the implied EV / Revenue multiple based on LHT's potential cash tender offer is in the range of similar change of control transactions that have taken place in the MRO subsector of the Aerospace industry.
--------------------------------------------------------------------------------


(1) Premiums Paid for Minority Interest based upon 108 transactions across all industries from 1997 to March 4, 2002.

(2) Control Premium Study based upon 908 transactions across all industries during 2001.

(3)  Calculation does not include negative premiums.

(4) Transactions analysis data is comprised of acquisitions made in the MRO subsector of the aerospace industry, from January 2000 to March 4, 2002.



--------------------------------------------- Houlihan Lokey Howard & Zukin   25

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Valuation Summary

--------------------------------------------------------------------------------

Fairness Summary

                                  Tender Offer   Pre-Announce         5-Day        10-Day        20-Day        30-Day
                                         Price          Price    Avg. Price    Avg. Price    Avg. Price    Avg. Price
                                  -------------  -------------  ------------  ------------  ------------  ------------
                                          3.25           2.12          2.19          2.41          2.44          2.36
Total Shares Outstanding                  10.2           10.2          10.2          10.2          10.2          10.2
                                      --------       --------      --------      --------      --------      --------
Implied Market Value of Equity           $33.0          $21.5         $22.3         $24.5         $24.8         $24.0

     Add: Net Debt                        71.0           71.0          71.0          71.0          71.0          71.0
                                      --------       --------      --------      --------      --------      --------

Enterprise Value                        $104.0          $92.5         $93.2         $95.5         $95.8         $94.9

Implied EV / Revenue                     1.26 x         1.12 x        1.13 x        1.16 x        1.16 x        1.15 x

                                                                          Implied Premium Over
                                                 ---------------------------------------------------------------------
                                                 Pre-Announce         5-Day        10-Day        20-Day        30-Day
                                                        Price    Avg. Price    Avg. Price    Avg. Price    Avg. Price
                                                 -------------  ------------  ------------  ------------  ------------
                                                       53.3%         48.4%         34.9%         33.2%         37.7%

Observations

..    The cash tender offer price of $3.25 implied a revenue multiple of 1.26x, which is in the range of what strategic buyers have paid for more profitable companies whose EBITDA margins ranged between 10 and 20 percent.

..    The 53.3 percent premium over the pre-announcement share price of $2.12 appears to be fair.

Conclusion

The cash tender offer of $3.25 per share is fair from a financial point of view.


-------------------------------------------- Houlihan Lokey Howard & Zukin    26

--------------------------------------------------------------------------------

                                                     Market Multiple Methodology

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Market Multiple Methodology

--------------------------------------------------------------------------------

Market Multiple Methodology

(figures in millions)

                               Representative               Selected                       Indicated
                                   Level                 Multiple Range              Enterprise Value Range
                               --------------          ------------------         ---------------------------
LTM Revenues (1)                  $82.581              0.20 x  --  0.50 x            $16.520  --      $41.290

NFY Revenues (2)                  $86.600              0.20 x  --  0.50 x            $17.320  --      $43.300

Mean                                                                                 $16.920  --      $42.295

Selected Enterprise Value Range, on a Minority Interest Basis                        $17.000  --      $43.000
  Less:  Total Interest-Bearing Debt, net of Cash                                     70.967           70.967
  Add:   Value of NOL                                                                  4.184  --        4.184
  Less:  Option Value                                                                  0.000  --        0.000
                                                                                 -----------      -----------
Aggregate Value of Minority Interest, as if Marketable                           Speculative  --  Speculative

--------------------------------------------------------------------------------------------------------------
Price Per Share                                                                  Speculative  --  Speculative
--------------------------------------------------------------------------------------------------------------

Footnotes:
----------
(1) Revenue figure based upon preliminary financial results.
(2) Figure based upon management's modified forecasted performance.


-------------------------------------------- Houlihan Lokey Howard & Zukin    28

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Market Multiple Methodology

--------------------------------------------------------------------------------

Multiple Selection Analysis



                          Range
                  ---------------------
                    Low           High        Mean      Median       Selected Range      Percent of Median
                  -------        ------      ------     -------    ------------------    -----------------
LTM Revenues       0.21 x        1.20 x      0.57 x      0.52 x    0.20 x  --  0.50 x    38.4%  --   96.1%


NFY Revenues       0.79 x        1.17 x      0.98 x      0.98 x    0.20 x  --  0.50 x    20.4%  --   51.1%

--------------------------------------------- Houlihan Lokey Howard & Zukin   29

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Market Multiple Methodology

--------------------------------------------------------------------------------

Representative Levels

(figures in millions)

                                                              Fiscal Year Ended December 31,
-----------------------------------------------------------------------------------------------------------
                                                   1999        2000         2001E       2002P        2003P
-----------------------------------------------------------------------------------------------------------

Reported Revenue                                 $ 82.318     $77.059      $82.581      $86.600    $ 95.200

      Less: Cost of Goods Sold                     69.197      69.704       74.458       72.700      77.300
                                                 ----------------------------------------------------------
    Gross Profit                                 $ 13.121      $7.355      $ 8.123      $13.900    $ 17.900

      Less: Selling, General & Administrative      10.372      11.092       12.948       11.600      12.600

      Add: Depreciation and Amortization            4.057       4.797        4.275        4.604       5.066

      Add: Adjustments (1)                          1.586       1.478        1.370        0.000       0.000
                                                 ----------------------------------------------------------
Adjusted EBITDA                                  $  8.392     $ 2.538      $ 0.820      $ 6.904    $ 10.366

      Less: Depreciation and Amortization           4.057       4.797        4.275        4.604       5.066
                                                 ----------------------------------------------------------
Adjusted EBIT                                    $  4.335     $(2.259)     $(3.455)     $ 2.300    $  5.300

      Less: Interest Expense (2)                    6.001       6.712        5.690        4.003       3.772
                                                 ----------------------------------------------------------
Adjusted Pre-tax Income                          $ (1.666)    $(8.971)     $(9.145)     $(1.703)   $  1.528

      Less: Taxes @ 40.0%                          (0.666)     (3.588)      (3.658)      (0.681)      0.611
                                                 ----------------------------------------------------------

Adjusted Net Income                              $ (1.000)    $(5.383)     $(5.487)     $(1.022)   $  0.917

      Add: Depreciation and Amortization            4.057       4.797        4.275        4.604       5.066
                                                 ----------------------------------------------------------
Adjusted Cash Flow                               $  3.057     $(0.586)     $(1.212)     $ 3.582      $5.983

Net Book Value (tangible)                        $ 17.534         NMF          NMF          NMF         NMF

Total Assets                                     $103.163     $97.999      $94.486      $99.455    $108.069


Footnotes:
---------
(1)  Adjustments:


      Asset Write-down                      $0.826       $0.830      $0.000       $0.000      $0.000
      Severance (departing management)       0.760        0.648       0.850        0.000       0.000
      Other Adjustments                      0.000        0.000       0.520        0.000       0.000
                                            --------------------------------------------------------
        Total Adjustments                   $1.586       $1.478      $1.370       $0.000      $0.000

(2) Interest Expense has been adjusted to exclude borrowing costs in attributed to penalties and fees incurred by the Company.


--------------------------------------------- Houlihan Lokey Howard & Zukin   30

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Market Multiple Methodology

--------------------------------------------------------------------------------

Risk Analysis Rankings


              Size                                      Size
      (Revenue, millions)                     (Enterprise Value, millions)
-------------------------------------------------------------------------------
Name                           Value    Name                           Value
-------------------------------------------------------------------------------
BBA Group plc                 $2,178.9  BBA Group plc                 $2,622.3
Sequa Corp -Cl A              $1,785.9  Sequa Corp -Cl A              $1,115.3
Aar Corp                        $769.0  Aar Corp                        $407.6
Aviall Inc                      $516.9  Aviall Inc                      $263.8
Mercury Air Group Inc           $428.8  Vector Aerospace                $173.5
Vector Aerospace                $217.6  Mercury Air Group Inc            $95.3
Pemco Aviation Inc              $161.4  Hawker Pacific Aerospace Inc     $92.5
First Aviation Svcs Inc         $105.0  Pemco Aviation Inc               $81.3
Hawker Pacific Aerospace Inc     $82.6  First Aviation Svcs Inc          $21.8



          Historical Growth                       Historical Growth
           (2-Year EBITDA)                         (1-Year EBITDA)
-------------------------------------------------------------------------------
Name                             Value  Name                             Value
-------------------------------------------------------------------------------
BBA Group plc                    11.5%  Aviall Inc                       36.3%
Pemco Aviation Inc                8.7%  Sequa Corp -Cl A                  2.7%
Mercury Air Group Inc             5.1%  BBA Group plc                     1.3%
Vector Aerospace                  3.4%  Mercury Air Group Inc            -1.8%
Sequa Corp -Cl A                 -2.3%  Vector Aerospace                 -5.8%
Aviall Inc                       -3.0%  Pemco Aviation Inc              -24.5%
First Aviation Svcs Inc         -14.8%  Aar Corp                        -30.8%
Aar Corp                        -17.4%  Hawker Pacific Aerospace Inc    -67.7%
Hawker Pacific Aerospace Inc    -68.7%  First Aviation Svcs Inc         -81.9%


           Profitability                         Relative Depreciation
        (EBITDA to Revenue)                     (Depreciation to EBITDA)
-------------------------------------------------------------------------------
Name                             Value  Name                             Value
-------------------------------------------------------------------------------
BBA Group plc                    17.6%  Hawker Pacific Aerospace Inc       NMF
Vector Aerospace                 12.7%  First Aviation Svcs Inc          98.0%
Pemco Aviation Inc               11.1%  Sequa Corp -Cl A                 51.4%
Sequa Corp -Cl A                 10.1%  Mercury Air Group Inc            43.4%
Aviall Inc                        8.0%  Aar Corp                         38.1%
Aar Corp                          6.2%  BBA Group plc                    33.3%
Mercury Air Group Inc             5.4%  Aviall Inc                       26.1%
First Aviation Svcs Inc           1.3%  Pemco Aviation Inc               22.0%
Hawker Pacific Aerospace Inc      1.0%  Vector Aerospace                 19.2%


          Historical Growth                       Historical Growth
           (2-Year Revenue)                        (1-Year Revenue)
-------------------------------------------------------------------------------
Name                          Value     Name                             Value
-------------------------------------------------------------------------------
Mercury Air Group Inc          48.1%    Mercury Air Group Inc            43.1%
First Aviation Svcs Inc        26.4%    Aviall Inc                       30.7%
Vector Aerospace               13.8%    First Aviation Svcs Inc          17.5%
BBA Group plc                  13.7%    Vector Aerospace                 16.6%
Aviall Inc                      9.6%    BBA Group plc                     9.9%
Pemco Aviation Inc              6.8%    Hawker Pacific Aerospace Inc      7.2%
Hawker Pacific Aerospace Inc    0.2%    Sequa Corp -Cl A                  3.6%
Sequa Corp -Cl A               -1.1%    Pemco Aviation Inc               -4.5%
Aar Corp                       -8.8%    Aar Corp                        -14.7%


           Projected Growth                        Projected Growth
            (1-Year EBITDA)                         (5-Year EPS)
-------------------------------------------------------------------------------
Name                           Value    Name                             Value
-------------------------------------------------------------------------------
Aar Corp                          NA    First Aviation Svcs Inc             NA
Aviall Inc                        NA    Mercury Air Group Inc               NA
First Aviation Svcs Inc           NA    Pemco Aviation Inc                  NA
Mercury Air Group Inc             NA    Sequa Corp -Cl A                    NA
Pemco Aviation Inc                NA    Hawker Pacific Aerospace Inc        NA
Sequa Corp -Cl A                  NA    BBA Group plc                    20.4%
Hawker Pacific Aerospace Inc      NA    Vector Aerospace                 12.6%
Vector Aerospace                5.1%    Aar Corp                          6.0%
BBA Group plc                  -7.4%    Aviall Inc                      -10.7%


           Internal Investment
        (Capital Expenditures to                    Liquidity
                Revenue)                         (Current Ratio)
-------------------------------------------------------------------------------
Name                          Value     Name                             Value
-------------------------------------------------------------------------------
BBA Group plc                  10.4%    First Aviation Svcs Inc            4.7
Pemco Aviation Inc              5.4%    Aviall Inc                         2.7
Sequa Corp -Cl A                5.2%    Aar Corp                           2.6
Aviall Inc                      3.6%    Sequa Corp -Cl A                   2.6
Vector Aerospace                3.4%    BBA Group plc                      1.9
Aar Corp                        1.7%    Hawker Pacific Aerospace Inc       1.9
Mercury Air Group Inc           1.3%    Vector Aerospace                   1.7
Hawker Pacific Aerospace Inc    1.0%    Mercury Air Group Inc              1.5
First Aviation Svcs Inc        -0.6%    Pemco Aviation Inc                 1.1


         Projected Growth
         (1-Year Revenue)
---------------------------------------
Name                          Value
---------------------------------------
Aar Corp                         NA
Aviall Inc                       NA
First Aviation Svcs Inc          NA
Mercury Air Group Inc            NA
Pemco Aviation Inc               NA
Sequa Corp -Cl A                 NA
Hawker Pacific Aerospace Inc   4.9%
Vector Aerospace               1.2%
BBA Group plc                 -4.4%


              Profitability
            (EBIT to Revenue)
---------------------------------------
Name                          Value
---------------------------------------
BBA Group plc                 11.8%
Vector Aerospace              10.3%
Pemco Aviation Inc             8.7%
Aviall Inc                     5.9%
Sequa Corp -Cl A               4.9%
Aar Corp                       3.9%
Mercury Air Group Inc          3.1%
First Aviation Svcs Inc        0.0%
Hawker Pacific Aerospace Inc  -4.1%


                 Leverage
               (Debt to EV)
---------------------------------------
Name                           Value
---------------------------------------
Hawker Pacific Aerospace Inc  78.4%
First Aviation Svcs Inc       74.5%
Mercury Air Group Inc         71.4%
Aar Corp                      64.0%
Sequa Corp -Cl A              63.8%
Vector Aerospace              59.0%
Aviall Inc                    50.5%
BBA Group plc                 38.7%
Pemco Aviation Inc            19.3%

--------------------------------------------- Houlihan Lokey Howard & Zukin   31

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Market Multiple Methodology

--------------------------------------------------------------------------------

Comparable Company Debt-Free Multiples

(figures in millions)

                                                                                   EV / Revenue
                                                       ------------------------------------------------------
                                              EV        3-YR Avg.      FYE        LTM       NFY      NFY + 1
                                         -----------   -----------   -------   --------   -------   ---------
    Aar Corp                             $  407.598       0.41x       0.47x      0.53x        NA         NA
    Aviall Inc                              263.824       0.63x       0.54x      0.51x        NA         NA
    First Aviation Svcs Inc                  21.761       0.27x       0.22x      0.21x        NA         NA
    Mercury Air Group Inc                    95.261       0.28x       0.20x      0.22x        NA         NA
    Pemco Aviation Inc                       81.346       0.52x       0.50x      0.50x        NA         NA
    Sequa Corp -Cl A                      1,115.253       0.63x       0.63x      0.62x        NA         NA
    BBA Group plc                         2,622.306       1.25x       1.12x      1.20x     1.17x      1.09x
    Vector Aerospace                        173.539       0.91x       0.80x      0.80x     0.79x      0.74x

    Hawker Pacific Aerospace Inc             92.508       1.15x       1.12x      1.12x        NA         NA

-------------------------------------------------------------------------------------------------------------
    Low                                                   0.27x       0.20x      0.21x     0.79x      0.74x
    High                                                  1.25x       1.12x      1.20x     1.17x      1.09x
    Median                                                0.57x       0.52x      0.52x     0.98x      0.91x
    Mean                                                  0.61x       0.56x      0.57x     0.98x      0.91x
-------------------------------------------------------------------------------------------------------------

                                                                            EV / EBITDA
                                                       ------------------------------------------------------
                                              EV        3-YR Avg.      FYE        LTM       NFY      NFY + 1
                                         -----------   -----------   -------   --------   -------   ---------
    Aar Corp                             $  407.598        4.9x        6.3x       8.5x        NA         NA
    Aviall Inc                              263.824        7.9x        7.4x       6.4x        NA         NA
    First Aviation Svcs Inc                  21.761         NMF         NMF      15.8x        NA         NA
    Mercury Air Group Inc                    95.261        3.6x        3.5x       4.1x        NA         NA
    Pemco Aviation Inc                       81.346        5.4x        5.7x       4.5x        NA         NA
    Sequa Corp -Cl A                      1,115.253        5.6x        5.7x       6.2x        NA         NA
    BBA Group plc                         2,622.306        6.7x        6.2x       6.8x      6.7x       6.0x
    Vector Aerospace                        173.539        6.3x        6.3x       6.3x      6.0x       5.2x

    Hawker Pacific Aerospace Inc             92.508       24.0x         NMF        NMF        NA         NA

-------------------------------------------------------------------------------------------------------------
    Low                                                    3.6x        3.5x       4.1x      6.0x       5.2x
    High                                                   7.9x        7.4x      15.8x      6.7x       6.0x
    Median                                                 5.6x        6.2x       6.3x      6.3x       5.6x
    Mean                                                   5.8x        5.9x       7.3x      6.3x       5.6x
-------------------------------------------------------------------------------------------------------------

Note: Hawker Pacific Aerospace Inc. is excluded from the Low, High, Median and Mean calculations. The Company's multiples are based upon the pre-announcement closing price of $2.12.


-------------------------------------------- Houlihan Lokey Howard & Zukin    32

--------------------------------------------------------------------------------

                                              Comparable Transaction Methodology

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Comparable Transaction Methodology

--------------------------------------------------------------------------------

Comparable Transaction Methodology

(figures in millions)

                               Representative               Selected                       Indicated
                                   Level                 Multiple Range              Enterprise Value Range
                               --------------          ------------------         ---------------------------
LTM Revenues                      $82.581              0.95 x  --  1.10 x             $78.450  --  $90.840

Selected Enterprise Value Range, on a Controlling Interest Basis                      $79.000  --  $91.000
  Less:  Total Interest-Bearing Debt, net Cash                                         70.967       70.967
                                                                                     ---------    ---------
Value of Total Equity, on a Controlling Interest Basis                                $ 8.033  --  $20.033
  Less: Minority Interest Discount @ 23.1% (1)                                          1.506  --    3.756
                                                                                     ---------    ---------
Aggregate Value of Minority Interest, as if Marketable                                $ 6.527  --  $16.277

  Add:   Value of NOL                                                                   4.184        4.184
  Less:  Option Value                                                                   0.069  --    0.230
                                                                                     ---------    ---------
Marketable Minority Equity Value                                                      $10.642  --  $20.231

-------------------------------------------------------------------------------------------------------------
Price Per Share                                                                         $1.05  --    $1.99
-------------------------------------------------------------------------------------------------------------

Footnotes:
----------
(1) Based upon a control premium of 30.0 percent.


-------------------------------------------- Houlihan Lokey Howard & Zukin    34

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Comparable Transaction Methodology

--------------------------------------------------------------------------------

Comparable Transaction Analysis

($ in millions)

                                                                               Target LTM      Method  Enter-   EV     EV     EV
                      Seller -                         Target Business     -------------------   of    prise    to     to     to
Announced  Closed     Unit Sold       Buyer            Description:        Revenue EBIT EBITDA Payment Value  EBITDA  EBIT  Revenue
---------  ---------  --------------  ---------------  ------------------  ------- ---- ------ ------- ------ ------  ----  -------
7-Jan-02              Reliance        Empresa          Provides                                                   *      *      *
                      Aerotech        Brasileiras de   maintenance and
                      Inc - Celsius   Aeronautica SA   modification of
                      Aerotech Inc                     aircraft

3-Oct-01              Spar            L-3              Global provider       91.3  13.8  17.2           139.2   8.1x  10.1x  1.52x
                      Aerospace       Communications   of turnkey
                      Ltd             Corp             aviation life
                                                       cycle management
                                                       services

18-May-01             AeroGroup Inc   American         Supplies,                                                  *      *      *
                                      Communications   aircraft, pilots,
                                      Enterprises Inc  maintenance and
                                                       other support
                                                       services

19-Mar-01  19-Mar-01  Turbotech       PWCA Pratt &     Supplier of                                                *      *      *
                      Repairs Inc.    Whitney Canada   component repairs
                                      Corp             for small gas
                                                       turbine engines
                                                       and auxiliary
                                                       power

16-Jan-01  16-Jan-01  Gulfstream      BBA Group Plc    Aircraft Engines                         Cash     43.0     *      *      *
                      Aerospace                        And Engine Parts
                      Corporation -
                      Engine
                      Overhaul
                      Business of
                      Gulfstream

15-Nov-00  11-Jul-01  Ranger          BBA Group PLC    Provides ground      141.7  14.7         Cash    154.3     *   10.5x  1.09x
                      Aerospace                        and cargo
                      Corp                             handling and
                                                       refueling
                                                       services to
                                                       the airline
                                                       industry

4-Oct-00   4-Oct-00   Honeywell       AAR Corp         Provides repair       20.0               Cash              *      *      *
                      International                    and distribution
                      Inc - Hermetic                   services to the
                      Aircraft                         North American
                      International                    aviation
                      Corp                             aftermarket

24-Jul-00  24-Jul-00  Airborne        Triumph          Repairs and                              Cash              *      *      *
                      Nacelle         Group Inc        overhauls complex
                      Services Inc                     parts for a
                                                       broad spectrum of
                                                       the aerospace
                                                       industry

5-Jun-00              Lynton          BBA Group PLC    Performs aviation     56.0   2.5   5.4   Cash     81.6  15.0x  32.2x  1.46x
                      Group Inc                        sales and
                                                       services

24-Apr-00  24-Apr-00  Fort Wayne Air  Mercury Air      Provides aircraft                                  3.9     *      *      *
                      Service Inc     Group Inc        maintenance,
                                                       repair, and
                                                       refueling services

24-Apr-00  24-Apr-00  Consolidated    Mercury Air      Provides aircraft                                          *      *      *
                      Airways Inc     Group Inc        maintenance,
                                                       repair, and
                                                       refueling services

10-Jan-00  10-Jan-00  Quantum         Honeywell        Provides aerospace                                         *      *      *
                      Laser Corp      International    repair services
                                      Inc
                                                                          ----------------------------------------------------------
                                                       Min                   20.0   2.5   5.4             3.9   8.1x  10.1x  1.09x
                                                       Max                  141.7  13.8  17.2           154.3  15.0x  32.2x  1.52x

                                                       Median                73.7   8.2  14.7            81.6  11.6x  10.5x  1.46x
                                                       Mean                  77.3   8.2  12.4            84.4  11.6x  17.6x  1.36x
                                                                          ----------------------------------------------------------

Source: Mergerstat
* - Not available or excluded from range


-------------------------------------------- Houlihan Lokey Howard & Zukin    35

--------------------------------------------------------------------------------

                                                Discounted Cash Flow Methodology

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Disounted Cash Flow Methodology

--------------------------------------------------------------------------------

Discounted Cash Flow Methodology - Modified Management Case /(1)/

(figures in millions)

                                                Projected Fiscal Year Ending December 31,
                                             -----------------------------------------------
                                               2002               2003                2004
                                             -----------------------------------------------
EBIT                                         $ 1.917            $ 5.300             $ 7.000
   Less: Taxes                                 0.767              2.120               2.800
                                             -----------------------------------------------
Debt-Free Earnings                           $ 1.150            $ 3.180             $ 4.200
   Less: Capital Expenditures                 (3.100)            (6.125)             (7.910)
   Less: Working Capital Requirements         (0.801)            (1.108)             (1.062)
   Add: Depreciation and Amortization          3.837              5.066               5.634
                                             -----------------------------------------------
     Total Net Investment                    $(0.064)           $(2.166)            $(3.338)
                                             -----------------------------------------------

Net Debt-Free Cash Flows:                    $ 1.086            $ 1.014             $ 0.862

   Discount Period                              0.42               1.33                2.33
   Discount Factor @ 17.0%                      0.94               0.81                0.69
                                             -----------------------------------------------
Present Value of Net Debt-Free Cash Flows:   $ 1.017            $ 0.822             $ 0.597



                     Sensitivity Analysis: Enterprise Value
                     --------------------------------------

                                                                                Terminal Multiple
                                                       Discount   -------------------------------------------------------
                                                         Rate      5.0 x       6.0 x       7.0 x       8.0 x       9.0 x
                                                       --------   -------     -------     -------     -------     -------
                                                        15.0%     $45.003     $53.506     $62.008     $70.511     $79.014
                                                        16.0%     $43.947     $52.243     $60.540     $68.837     $77.134
                                                        17.0%     $42.925     $51.022     $59.120     $67.217     $75.315
                                                        18.0%     $41.935     $49.840     $57.745     $65.649     $73.554
                                                        19.0%     $40.978     $48.695     $56.413     $64.131     $71.849

Range of Selected Enterprise Values                               $51.022         --      $67.217

  Less:  Total Interest-Bearing Debt, net Cash                     70.967                  70.967
                                                                 --------                 -------
Total Value of Equity                                             (19.945)        --       (3.750)
  Less: Value of NOL                                                4.184                   4.184
  Less: Option Value                                                   -                    0.000
                                                                 --------                 -------
Marketable Minority Equity Value                               Speculative        --        0.434

Price Per Share                                                Speculative        --      $  0.04



-------------------------------------------------------
                     DCF Assumptions
-------------------------------------------------------
    Discount Rate                                17.0%
    Tax Rate                                     40.0%
-------------------------------------------------------





-------------------------------------------------------
                Terminal Value Assumptions
-------------------------------------------------------
    Terminal EBITDA (2004)                     $12.634
    Terminal Multiple                            7.0 x
                                               -------
      Terminal Value                           $88.439

        Discount Period                           2.83
        Discount Factor @ 17.0%                   0.64
                                               -------
      PV of Terminal Value                     $56.683
-------------------------------------------------------



-------------------------------------------------------
                 Distribution of Value
-------------------------------------------------------

    Period Cash Flow                              4.1%
    Terminal Cash Flow                           95.9%
                                               -------
    Total                                       100.0%
-------------------------------------------------------



-------------------------------------------------------
                   Implied Analyses
-------------------------------------------------------
LTM EBITDA Multiple                              NMF
NFY EBITDA Multiple                              NMF
Implied Gordon Growth Rate                      15.9%
-------------------------------------------------------


(1) Modified Management Case represents management's base case expectations adjusted to reflect less aggressive growth and margin expansion.


--------------------------------------------- Houlihan Lokey Howard & Zukin   37

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Discounted Cash Flow Methodology

--------------------------------------------------------------------------------

Discounted Cash Flow Methodology - Management Case

(figures in millions)

                                                      Projected Fiscal Year Ending December 31,
                                                  ----------------------------------------------
                                                    2002               2003                2004
EBIT                                              $ 3.398            $10.415             $13.299
  Less: Taxes                                       1.359              4.166               5.320
                                                  ----------------------------------------------
Debt-Free Earnings                                $ 2.039            $ 6.249             $ 7.979
  Less: Capital Expenditures                       (3.100)            (6.125)             (7.910)
  Less: Working Capital Requirements               (0.801)            (1.108)             (1.062)
  Add: Depreciation and Amortization                3.837              5.066               5.634
                                                  ----------------------------------------------
    Total Net Investment                          $(0.064)           $(2.166)            $(3.338)
                                                  ----------------------------------------------
Net Debt-Free Cash Flows:                         $ 1.975            $ 4.083             $ 4.641

  Discount Period                                    0.42               1.33                2.33
  Discount Factor @ 20.0%                            0.93               0.78                0.65
                                                  ----------------------------------------------
Present Value of Net Debt-Free Cash Flows:        $ 1.830            $ 3.202             $ 3.033








                     Sensitivity Analysis: Enterprise Value
                     --------------------------------------

                                                                                     Terminal Multiple
                                                      Discount    -----------------------------------------------------
                                                        Rate       5.0 x       5.5 x      6.0 x      6.5 x       7.0 x
                                                      -----------------------------------------------------------------
                                                       18.0%      $67.500     $73.422    $79.345    $85.268     $91.191
                                                       19.0%      $65.996     $71.778    $77.561    $83.344     $89.127
                                                       20.0%      $64.538     $70.186    $75.833    $81.480     $87.128
                                                       21.0%      $63.126     $68.642    $74.159    $79.675     $85.191
                                                       22.0%      $61.757     $67.146    $72.535    $77.924     $83.313

Range of Selected Enterprise Values                               $70.186         --     $81.480

   Less:  Total Interest-Bearing Debt, net Cash                    70.967                 70.967
                                                                  -------                -------
Total Value of Equity                                              (0.781)        --      10.513
   Add: Value of NOL                                                4.184                  4.184
   Less: Option Value                                               0.008                  0.124
                                                                  -------                -------
Marketable Minority Equity Value                                    3.395         --      14.573

Price Per Share                                                     $0.33         --       $1.43








------------------------------------------------------
                     DCF Assumptions
-------------------------------------------------------
    Discount Rate                                20.0%
    Tax Rate                                     40.0%
-------------------------------------------------------


-------------------------------------------------------
                Terminal Value Assumptions
-------------------------------------------------------
    Terminal EBITDA (2004)                    $ 18.933
    Terminal Multiple                            6.0 x
                                              --------
      Terminal Value                          $113.598

        Discount Period                           2.83
        Discount Factor @ 20.0%                   0.60
                                              --------
      PV of Terminal Value                    $ 67.768
-------------------------------------------------------


-------------------------------------------------------
                  Distribution of Value
-------------------------------------------------------
    Period Cash Flow                             10.6%
    Terminal Cash Flow                           89.4%
                                                ------
    Total                                       100.0%
-------------------------------------------------------



-------------------------------------------------------
                     Implied Analyses
-------------------------------------------------------
    LTM EBITDA Multiple                            NMF
    NFY EBITDA Multiple                            NMF
    Implied Gordon Growth Rate                   15.3%
-------------------------------------------------------


--------------------------------------------- Houlihan Lokey Howard & Zukin   38

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Discounted Cash Flow Methodology

--------------------------------------------------------------------------------

Weighted Average Cost of Capital

(figures in millions)

                                               Market                                 Debt to       Preferred to     Equity to
                                  Preferred   Value of       Total       Debt to       Total           Total           Total
                          Debt      Stock      Equity    Capitalization   Equity   Capitalization  Capitalization  Capitalization
                       --------   ---------   --------   --------------  -------   --------------  --------------  --------------

Aar Corp                 $260.9      $0.0       $199.8        $460.7       130.6%        56.6%            0.0%           43.4%
Aviall Inc               $133.2      $0.0       $133.2        $266.4       100.0%        50.0%            0.0%           50.0%
First Aviation
  Svcs Inc                $16.2      $0.0        $33.1         $49.3        48.9%        32.8%            0.0%           67.2%
Mercury Air
  Group Inc               $68.1      $0.0        $30.4         $98.5       223.8%        69.1%            0.0%           30.9%
Pemco Aviation Inc        $15.7      $0.0        $67.6         $83.3        23.2%        18.8%            0.0%           81.2%
Sequa Corp -Cl A         $711.3      $4.0       $539.1      $1,254.4       131.9%        56.7%            0.3%           43.0%
BBA Group plc          $1,014.0     $84.5     $1,662.0      $2,760.5        61.0%        36.7%            3.1%           60.2%
Vector Aerospace         $102.3      $0.0        $71.2        $173.5       143.7%        59.0%            0.0%           41.0%
Hawker Pacific
  Aerospace Inc           $72.6      $0.0        $21.5         $94.1       336.9%        77.1%            0.0%           22.9%

---------------------------------------------------------------------------------------------------------------------------------
Median                   $102.3      $0.0        $71.2        $173.5       130.6%        56.6%            0.0%           43.4%
Mean                     $266.0      $9.8       $306.5        $582.3       133.3%        50.8%            0.4%           48.9%
---------------------------------------------------------------------------------------------------------------------------------








                                                                    Decile    Adjusted      Equity         Size
                                          Levered     Unlevered     Based     Unlevered      Risk          Risk        Cost of
                                            Beta        Beta         Beta       Beta      Premium (1)    Premium (1)    Equity
                                          -------     ---------     ------    ---------   -----------    -----------   -------
Aar Corp                                    0.60        0.34         1.28       0.37          7.8%         1.47%        11.8%
Aviall Inc                                  1.04        0.65         1.34       0.69          7.8%         1.74%        15.5%
First Aviation Svcs Inc                     0.24        0.19         1.42       0.19          7.8%         4.63%        12.2%
Mercury Air Group Inc                       0.64        0.27         1.42       0.27          7.8%         4.63%        15.3%
Pemco Aviation Inc                          0.12*       0.11*        1.42       0.11*         7.8%         4.63%        11.3%
Sequa Corp -Cl A                            0.51        0.28         1.18       0.34          7.8%         1.08%        10.8%
BBA Group plc                               1.45        1.06         1.13       1.33          7.8%         0.62%        17.6%
Vector Aerospace                            0.11*       0.06*        1.42       0.06*         7.8%         4.63%        11.2%
Hawker Pacific Aerospace Inc                0.44        0.15         1.42       0.15          7.8%         4.63%        13.8%

---------------------------------------------------------------------------------------------------------------------------------
Median                                      0.60        0.28         1.42       0.34                                    12.2%
Mean                                        0.70        0.42         1.34       0.48                                    13.3%
---------------------------------------------------------------------------------------------------------------------------------

Footnotes:
----------
Source: Compustat

Weighted Average Cost of Capital (WACC) =
  (Cost of Debt * (1-Tax Rate) * Debt to Enterprise Value) +
  (Cost of Equity * Equity to Enterprise Value) +
  (Cost of Preferred * Preferred to Enterprise Value)

Cost of Equity = Risk Free Rate +
  (Levered Beta * Equity Risk Premium) + Size Risk Premium

Risk-free rate as of March 1, 2002.

(1) Ibbotson Associates, Stocks Bonds Bills and Inflation 2001 Yearbook, pp. 134, 136, and 174.

 *        Excluded from range.


--------------------------------------------- Houlihan Lokey Howard & Zukin   39

--------------------------------------------------------------------------------

                                                                  Delisting Risk

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------

Delisting Risk


--------------------------------------------------------------------------------
The Issue - Potential Delisting of HPAC

HPAC received a letter dated February 14, 2001 from the NASDAQ warning of the potential delisting of HPAC's publicly traded common shares if HPAC does not meet the current listing requirements by May 15, 2002. NASDAQ requires all companies that wish to be listed on the exchange to meet the following criteria:
i) minimum bid price of three dollars per share, ii) minimum float of three million shares, iii) minimum float dollars of $15 million, and iv) net tangible assets of at least four million dollars. Currently, the net tangible assets of HPAC do not meet the minimum requirements of NASDAQ. Also, without LHT's announced tender offer, it is reasonable to expect HPAC stock price to fall to its pre announcement price, below the three dollar per share threshold. As such, HPAC could potentially be delisted by May 2002. The delisting of HPAC would have a negative impact on the market value of the Company shares.

Effects of Being Delisted

"If your company's stock is being traded on OTC, it means you probably won't be able to attract institutional investors...Institutional investors also pull more than their investment dollars - they take their analysts with them, making it much harder for companies to generate any kind of buzz about their stock." - Mike Hutchings, Attorney, Gray Cary.

"In general, if a stock does get delisted, it's not good news for anybody still holding the shares." -Jay Ritter, finance professor at the University of Florida.

"Dropping off the NASDAQ means you essentially drop off everybody's radar screen," - Bill Whitlow, manager of more than $200 million in two mutual funds for Seattle-based Safeco Corp.

"There are not the same market makers. There's not the same liquidity." - Richard Rosenblatt, Chief Executive of DrKoop.com





--------------------------------------------- Houlihan Lokey Howard & Zukin   41

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------

Delisting Risk


--------------------------------------------------------------------------------
Effects of Being Delisted (Continued)

..    Some institutions, such as mutual funds or large investments firms, don't invest in OTC companies. Without institutional investors companies have a much harder time selling their stocks.

..    Not being able to sell a stock can also make it harder to retain employees, since stock options make up a significant portion of many compensation packages.

..    Companies that are delisted by the NASDAQ national market have a number of options, few of them good:

     - Companies can join the OTC Bulletin Board, a lesser exchange set up by the National Association of Securities Dealers, where penny stocks abound. Failing that, they can fall to the Pink Sheets, a thinly traded exchange where share prices are quoted on printed, pink sheets distributed among certain Wall Street firms.

     - The reverse stock split is the most immediate method to fight delisting, although it reduces a company's public float. It is rare for delisted companies to reapply for NASDAQ listing.

     - Another strategy to avoid delisting is for a company to buy back its shares in the market, hoping to shore up the price. But that assumes the registrant has substantial cash levels to initiate the buyback. If that cash is spent buying back shares, it is not available to pay employees, develop new products, pay salespeople or keep the business running.

..    Avoiding delisting does not just mean temporarily meet the minimal NASDAQ requirements. In a hearing, the NASDAQ officials want to establish that the company has a viable business plan, with enough financial resources in place that it won't collapse, and that it trades actively enough so that the stock won't be vulnerable to manipulation.

..    A company's share value declines further when the stock is delisted, as liquidity is reduced and trading costs increase. Share values drop an average 55 percent when it begins trading after a delisting from the NASDAQ, according to Tyler Shumway, a finance professor at the University of Michigan who studied the delistings between 1978 and 1995, before NASDAQ tightened its listing standards. One reason the drop is so significant, he states, is that delistings often have coincided with bankruptcy filings by companies that never trade again.


--------------------------------------------- Houlihan Lokey Howard & Zukin   42

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------

Delisting Risk


--------------------------------------------------------------------------------
Effects of Being Delisted (Continued)



..    Companies that remain in business can experience sharp drops in their share value. Wavo Corp., a digital media company, dropped 43 percent to
     12.5 cents on its first day on the OTC Bulletin Board. Shares of Source Media Inc., an interactive advertising company, sank 27 percent to 50 cents a share on the day the company was delisted from NASDAQ.

..    Companies facing delisting can request a hearing and then try to persuade
     NASDAQ that they have a viable business plan already in place and sufficient trading activity.

..    With thin trading volume, bid-ask spreads -- the difference between the price at which traders are offering to sell a stock and the price at which they are willing to buy it -- can double, says Paul Seguin, a finance professor at the University of Minnesota's Carlson School of Management. Another woe for investors: "A lot of databases don't cover Bulletin Board stocks," says Georgetown University finance professor James Angel. Nor do most analysts cover them.

..    Delisted stocks are also more vulnerable to market manipulation, both because regulators give them less scrutiny and because it takes less cash to move their prices. Manipulation is "absolutely" a worry, says Mr. Spohn of PopMail.com. "But it's sometimes very difficult to identify if somebody is manipulating your stock. You don't know who is buying and who is selling."

..    To regain a NASDAQ listing once lost, companies must have a bid price of at least $5 a share.




--------------------------------------------- Houlihan Lokey Howard & Zukin   43

--------------------------------------------------------------------------------

                                                  Potential Alternatives Summary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     Project Sun

--------------------------------------------------------------------------------

Potential Alternatives Summary


--------------------------------------------------------------------------------
Status Quo



..    Should the transaction not occur, and HPAC continues its normal course of business, or the "status quo" scenario, HPAC would not meet the net tangible asset requirement in order to remain listed on the NASDAQ, by end of May 2002. Further, assuming LHT is amenable converting debt to equity, the Company would meet NASDAQ minimum listing requirements only through November 2002, at which time the increased minimum net tangible asset requirement would force the Company to be in violation of the NASDAQ rules.

Strategic Alliance

..    Sale of Minority Interest to a Strategic Investor - HPAC could pursue an alliance with a new strategic partner. However, on February 25, 2002, LHT announced it intention to repurchase shares of HPAC in a cash tender offer, and since that date, there has been no apparent interest by any other entity. Given LHT's significant ownership interest in HPAC, a strategic equity investor would not have the opportunity to gain control of the Company. Also, a strategic investor seeking to have access the LHT parent, Deutsche Lufthansa AG, for strategic alliance purposes would not use the purchase of minority interest in a non-material entity controlled by one of Deutsche Lufthansa AG's wholly owned subsidiaries such as LHT.

Financial Investor

..    Sale of Minority Interest to Financial Investor - HPAC's Fiscal Year Ending
     December 31, 2002 budget demonstrates a "break-even" scenario, referred to as a "Black-Zero" by LHT, whereby the Company will attain a net income level slightly above zero. A financial investor would seek significantly higher operating profitability levels than what HPAC is budgeting for fiscal year 2000 through 2005. Further, a financial investor would be concerned with an exit event, which is undefined at the moment. As such, HPAC would have difficulty in attracting a financial investor.





--------------------------------------------- Houlihan Lokey Howard & Zukin   45

--------------------------------------------------------------------------------

                                                                        Exhibits

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                Synopses of Comparable Companies

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Synopses of Comparable Companies

--------------------------------------------------------------------------------
AAR Corp.

AAR CORP. (AIR) supplies aftermarket products and services to the global aviation/aerospace industry. AIR reports its activities in one business segment:
Aviation Services. Three classes of similar products and services are included within this segment: Aircraft and Engines, Airframe and Accessories and Manufacturing.


====================================================================
                             AAR CORP.
                     DAILY PRICE/VOLUME GRAPH
====================================================================
               [STOCK PRICE AND TRADING VOLUME GRAPH APPEARS HERE]
====================================================================

AIR's Aircraft and Engines activities include the purchase, sale and lease of used commercial jet aircraft; the purchase, sale and lease of a wide variety of new, overhauled and repaired engines and engine products for the aviation aftermarket, including a broad range of spare engines and engine parts and other engine components and accessories; and the overhaul, repair and exchange of a wide range of engine parts and components and other engine support services for its commercial and military customers. AIR also provides customized inventory supply and management programs for engine parts and components in support of customer maintenance activities. The company also provides turbine engine overhaul and parts supply services to industrial gas and steam turbine operators.

AIR's Airframe and Accessories activities consist of the purchase, sale and lease of new, overhauled and repaired airframe parts and accessories for the aviation aftermarket; and the overhaul, repair and exchange of a wide variety of airframe and accessory parts and components for its commercial, military and general aviation customers. The company also provides customized inventory supply and management programs for certain airframe parts and components in support of customer maintenance activities. AIR is also an authorized distributor for more than 150 leading aviation/aerospace product manufacturers.


-------------------------------------------- Houlihan Lokey Howard & Zukin    48

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Synopses of Comparable Companies

--------------------------------------------------------------------------------
Aviall, Inc.


Aviall, Inc. (AVL), a subsidiary of Ryder System, Inc. prior to its spinoff in December 1993, is an independent global distributor of new aviation parts and supplies. It also provides on-line inventory information services to the aviation and marine industries through wholly owned Inventory Locator Service
(ILS).

================================================================================
                                  AVIALL, INC.
                            DAILY PRICE/VOLUME GRAPH
               [STOCK PRICE AND TRADING VOLUME GRAPH APPEARS HERE]
================================================================================

The company believes it is the largest independent global distributor of aircraft parts and supplies, serving both the commercial and general aviation after-markets by providing a link between parts manufacturers, sellers and buyers throughout the world. AVL develops relationships with suppliers who seek advanced inventory management, order processing, forecasting and direct electronic communications with end users. Product lines distributed include piston engines and parts, a variety of airframe spares (oxygen systems, filters, control cables, batteries, actuators and motors), undercarriage items (wheels, brakes and tires) and supplies. Parts are distributed from customer service centers located throughout the world, including North America, Europe and the Asia-Pacific region. AVL has approximately 16,500 customers, to which it sells about 65,500 unique parts. The company is an authorized distributor for manufacturers such as BFGoodrich, Scott Aviation, Telair International, Lord Corp., Federal Mogul Aviation, Textron Lycoming and Honeywell, and in January 2000, under a ten-year agreement, became the exclusive distributor of the Rolls Royce model 250 turbine engine line.


-------------------------------------------- Houlihan Lokey Howard & Zukin    49

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Synopses of Comparable Companies

--------------------------------------------------------------------------------
First Aviation Services Inc.


First Aviation Services Inc. (FAVS) supplies aircraft parts and components to the aviation industry worldwide, and provides the aerospace industry with third party logistics and inventory management services. Customers include original equipment manufacturers, passenger and cargo airlines, fleet operators, corporate aircraft operators, fixed base operators, certified repair facilities, governments and military services.

================================================================================
                          FIRST AVIATION SERVICES INC.
                            DAILY PRICE/VOLUME GRAPH
               [STOCK PRICE AND TRADING VOLUME GRAPH APPEARS HERE]
================================================================================

The company represents more than 150 manufacturers and distributes approximately 80,000 new and factory reconditioned parts and components, selling to professional aircraft maintenance organizations, aircraft operators, including fleet operators and airlines, and FBOs. The parts are approved by the Federal Aviation Administration (FAA) and are acquired from small, specialized manufacturers as well as major original equipment manufacturers such as Goodyear Tire and Rubber, Michelin Aircraft Tire, Federal Mogul, B.F. Goodrich Aerospace, General Electric Lighting, Teledyne Continental Motors, Parker Hannifin, Marathon Power Technologies, Barry Controls, The New Piper Aircraft, Inc. and Cessna Aircraft Co. Most of these suppliers are committed to servicing aftermarket customers solely through wholesale distributors such as API. Distributors add value to commonly available products by offering immediate availability, broad product lines, technical assistance and other value added services, such as logistics and inventory management services. API does not have any long-term agreements or commitments from the original equipment manufacturers from whom it purchases parts and is dependent upon these manufacturers for access to parts for resale.



-------------------------------------------- Houlihan Lokey Howard & Zukin    50

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Synopses of Comparable Companies

--------------------------------------------------------------------------------
Mercury Air Group, Inc.


Mercury Air Group, Inc. (MAX) provides services to the aviation industry through four principal operating units: fuel sales, cargo operations, fixed base operations and United States government contract services.

================================================================================
                             MERCURY AIR GROUP, INC.
                            DAILY PRICE/VOLUME GRAPH
               [STOCK PRICE AND TRADING VOLUME GRAPH APPEARS HERE]
================================================================================

Fuel sales include the sale of fuel and delivery of fuel primarily to domestic and international commercial airlines, business aviation and air freight airlines. The fuel sales division facilitates the management and distribution of aviation fuel for Mercury's airline customers which the major suppliers typically do not service. In this way, MAX serves as a reseller from major oil companies to air carriers, affording oil companies access to these carriers without their assumption of the credit risk for these fuel purchases. The company competes based on quality of its service and by offering a combination of favorable pricing and credit terms, and a real time analysis of the availability, quantity and price of fuel in airports and terminals worldwide. Mercury's revenue from fuel sales and services as a percentage of revenue comprised 66.6 percent of total revenue in fiscal year 2001 (June).

Cargo operations consist of cargo handling, space logistics operations and general cargo sales agent services. The company's cargo operations are conducted through its subsidiary, Mercury Air Cargo, Inc., which provides domestic and international air cargo handling, airmail handling and bonded warehousing. Cargo operations comprised 6.6 percent of total revenue for fiscal year 2001.


-------------------------------------------- Houlihan Lokey Howard & Zukin    51

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Synopses of Comparable Companies

--------------------------------------------------------------------------------
Pemco Aviation Group Inc.


A diversified aviation and aerospace company, Pemco Aviation Group Inc. (PAGI) is engaged mainly in providing aircraft maintenance and modification services, including complete airframe inspection, maintenance, repair and custom airframe design and modification.

================================================================================
                            PEMCO AVIATION GROUP INC.
                            DAILY PRICE/VOLUME GRAPH
               [STOCK PRICE AND TRADING VOLUME GRAPH APPEARS HERE]
================================================================================

The company provides these services for government and military customers primarily through its Government Services Group (which accounted for 64 percent of revenues and 84 percent of profits in 2000), which specializes in providing Programmed Depot Maintenance (PDM) on large transport aircraft. In addition to PDM, various other repair, maintenance and modification services are performed for PAGI's customers. The Government Services Group's contracts are multi-aircraft programs generally lasting several years. The company believes its facilities, tooling, experienced labor force, quality and on time delivery record position it as one of the premier United States providers of PDM for large transport aircraft.

PAGI's Commercial Services Group (25 percent of 2000 revenues, 8 percent of profit) provides commercial aircraft maintenance and modification services on a contract basis to the owners and operators of large commercial aircraft. The company provides commercial aircraft maintenance varying in scope from a single aircraft serviced over a few days to multi-aircraft programs lasting several years. PAGI can offer full range maintenance support services to airlines, coupled with related technical services required by these customers.

The company also has broad experience in modifying commercial aircraft and providing value-added technical solutions and holds numerous proprietary Supplemental Type Certificates. The company has performed more than 250 cargo conversions of narrow and wide-body commercial aircraft.


-------------------------------------------- Houlihan Lokey Howard & Zukin    52

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Synopses of Comparable Companies

--------------------------------------------------------------------------------
Sequa Corp.


Sequa Corp. (SQA) is a diversified industrial company that produces a broad range of products through operating units in five segments: Aerospace, Propulsion, Metal Coating, Specialty Chemicals and Other Products.

================================================================================
                                   SEQUA CORP.
                            DAILY PRICE/VOLUME GRAPH
               [STOCK PRICE AND TRADING VOLUME GRAPH APPEARS HERE]
================================================================================

The Aerospace segment consists solely of the company's largest operating unit, Chromalloy Gas Turbine, which repairs and manufactures components for jet aircraft engines. A major independent supplier in the repair market, Gas Turbine provides domestic and international airlines with technologically advanced repairs and coatings for turbine airfoils and other critical engine components. In addition, the unit repairs components for land-based turbine engines. It also supplies components to the manufacturers of jet engines and serves both the general aviation and military markets.

The Propulsion segment consists solely of Atlantic Research Corp. (ARC), a supplier of solid rocket fuel propulsion systems. ARC is a developer and manufacturer of advanced rocket propulsion systems, gas generators and auxiliary rocket motors, and engages in research and development relating to new rocket propellants and advanced engineered materials. For the military contract market, ARC produces propulsion systems primarily for tactical weapons. For space applications, ARC produces small liquid fuel rocket engines designed to provide attitude and orbit control for a number of satellite systems worldwide.

The Metal Coating segment consists solely of Precoat Metals, which deals with the application of protective and decorative coatings to continuous steel and aluminum coils. Precoat's principal market is the building products industry, where coated steel is used for the construction of pre-engineered building systems, and as components in the industrial, commercial, agricultural and residential sectors.



-------------------------------------------- Houlihan Lokey Howard & Zukin    53

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Synopses of Comparable Companies

--------------------------------------------------------------------------------
BBA Group PLC.


BBA Group PLC. Aviation services and materials technology businesses.

The aviation services operates in the United States and in Europe by providing fuelling, engine and landing gear overhaul, repair and maintenance, cargo handling, trip planning, and pilot training.

Materials technology operates in such countries as Brazil, Canada, China, Hong Kong, Mexico, South Africa, United States, and in Europe by providing non-woven materials for the hygiene and industrial sector.

Aviation accounted for 52 percent of 2000 revenues and material technology 48 percent.

================================================================================
                                 BBA GROUP PLC.
                            DAILY PRICE/VOLUME GRAPH
               [STOCK PRICE AND TRADING VOLUME GRAPH APPEARS HERE]
================================================================================




-------------------------------------------- Houlihan Lokey Howard & Zukin    54

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Synopses of Comparable Companies

--------------------------------------------------------------------------------
Vector Aerospace Corp.


Vector Aerospace Corporation. Provides aviation repair and overhaul services of gas turbine engines, components and helicopter airframes.

Through facilities in Canada, the United States and the United Kingdom, it provides services to commercial and military customers internationally.

Services include the repair and overhaul of turbine engines including turboprop and turbofan engines for airplanes and turboshaft engines for helicopters. Vector Aerospace also services dynamic components, accessories, blades, propellers and airframes for both helicopters and airplanes. It has also developed specialized avionics and information technology services.

================================================================================
                             VECTOR AEROSPACE CORP.
                            DAILY PRICE/VOLUME GRAPH
               [STOCK PRICE AND TRADING VOLUME GRAPH APPEARS HERE]
================================================================================






-------------------------------------------- Houlihan Lokey Howard & Zukin    55

--------------------------------------------------------------------------------

                                                Supplemental Valuation Schedules

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Supplemental Valuation Schedules

--------------------------------------------------------------------------------

Comparable Company Market Analysis

(figures in millions, except per share values)

                                                                                       First      Mercury      Pemco
                                                                                     Aviation        Air      Aviation  Sequa Corp
                                                           Aar Corp    Aviall Inc    Svcs Inc     Group Inc     Inc       -Cl A
                                                           --------    ----------    --------     ---------   --------  ----------
General Market Information
--------------------------
Ticker Symbol                                                   AIR           AVL        FAVS           MAX       PAGI       SQA A
Exchange                                                       NYSE          NYSE      NASDAQ          AMEX     NASDAQ        NYSE
Fiscal Year End                                             05/2001       12/2000     01/2001       06/2001    12/2000     12/2000
Latest Financial Information                                11/2001       09/2001     10/2001       12/2001    09/2001     09/2001

Closing Price as of Valuation Date                            $7.44         $7.10       $4.60         $4.50     $15.75      $49.31
20-Day Average Stock Price                                    $7.79         $7.05       $4.71         $5.10     $15.54      $47.15
52 Week Price Range
     High                                                    $17.45        $11.25       $5.48         $7.50     $18.00      $54.22
     Low                                                      $6.96         $4.52       $4.00         $3.10      $8.13      $37.64
52 Week Return                                               -46.5%         -3.0%        4.4%        -21.1%      51.8%       12.2%

Market Valuation Information
----------------------------
Fully Diluted Shares                                         26.859        18.758       7.204         6.758      4.295      10.932
Closing Price as of Valuation Date                            $7.44         $7.10       $4.60         $4.50     $15.75      $49.31

Market Value of Equity (MVE)                               $199.832      $133.183     $33.138       $30.413    $67.645    $539.075
     plus: Total Debt (book)                                260.895       133.183      16.204        68.063     15.686     711.301
     plus: Preferred Stock Redemption/Market/Liq. Value       0.000         0.000       0.000         0.000      0.000       3.985
     less: Cash & Cash Equivalents (book)                    53.129         2.542      28.622         3.215      1.985     139.108
     plus: Minority Interest in Subsidiaries                  0.000         0.000       1.041         0.000      0.000       0.000
                                                           -------------------------------------------------------------------------
Enterprise Value                                           $407.598      $263.824     $21.761       $95.261    $81.346  $1,115.253
                                                           =========================================================================


                                                                          BBA       Vector     Hawker Pacific
                                                                       Group plc   Aerospace    Aerospace Inc
                                                                       ---------   ---------    -------------
 General Market Information
 --------------------------
 Ticker Symbol                                                               BBA        *RNO         HPAC
 Exchange                                                                 London     Toronto       NASDAQ
 Fiscal Year End                                                         12/2000     12/2001     12/01/01
 Latest Financial Information                                           06/01/01     12/2001     12/01/01

 Closing Price as of Valuation Date                                        $3.66       $2.51        $2.12
 20-Day Average Stock Price                                                $3.68       $2.61        $2.60
 52 Week Price Range
      High                                                                 $5.40       $4.45        $4.20
      Low                                                                  $2.48       $2.41        $1.50
 52 Week Return                                                            30.5%       -7.0%       -37.5%

 Market Valuation Information
 ----------------------------
 Fully Diluted Shares                                                    454.100      28.398       10.161
 Closing Price as of Valuation Date                                        $3.66       $2.51        $2.12

 Market Value of Equity (MVE)                                         $1,662.006     $71.223      $21.541
      plus: Total Debt (book)                                          1,014.000     102.316       72.571
      plus: Preferred Stock Redemption/Market/Liq. Value                  84.450       0.000        0.000
      less: Cash & Cash Equivalents (book)                               140.250       0.000        1.604
      plus: Minority Interest in Subsidiaries                              2.100       0.000        0.000
                                                                      -----------------------------------
 Enterprise Value                                                     $2,622.306    $173.539      $92.508
                                                                      ===================================

Note: HPAC stock price at closing on February 25, 2002.


--------------------------------------------- Houlihan Lokey Howard & Zukin   57

--------------------------------------------------------------------------------
                                                                     Project Sun
--------------------------------------------------------------------------------

Supplemental Valuation Schedules

--------------------------------------------------------------------------------
Balance Sheet Statistics

(figures in millions)

                                                Net      Net                                             Net      Other
                                     Total     Income   Income  Current  Quick  Inventory  A/R   A/P   Working     LT
                                    Assets      ROA      ROE     Ratio   Ratio   Turnover  Days  Days  Capital   Liab/EV
                                  ----------   ------   ------  -------  -----  ---------  ----  ----  --------  -------
Aar Corp                          $  714.208    1.6%    -13.7%    2.6     0.7      2.1     49.1  46.7  $306.151    13.8%
Aviall Inc                        $  440.206    3.1%      6.5%    2.7     0.9      2.8     57.1  48.3  $175.275     6.2%
First Aviation Svcs Inc           $   80.877    0.2%     -1.7%    4.7     2.9      3.8     56.6  50.5   $28.278     0.0%
Mercury Air Group Inc             $  133.308    2.8%      5.6%    1.5     1.3    104.3     45.3  26.2   $22.502     0.4%
Pemco Aviation Inc                $   66.461   15.7%     71.8%    1.1     0.5      6.8     38.4  48.5   $12.202     3.2%
Sequa Corp -Cl A                  $1,864.956    2.5%      6.1%    2.6     1.1      3.9     46.1  37.3  $386.860    11.3%
BBA Group plc                     $2,792.250    7.6%     24.9%    1.9     0.3      NMF       NA    NA  $511.200     3.8%
Vector Aerospace                  $  240.263    1.4%    -21.2%    1.7     0.5      1.7     67.3  81.7  $106.523     6.6%
Hawker Pacific Aerospace Inc      $   94.486   -9.8%   -182.6%    1.9     0.6      2.7     71.0  57.3   $22.325     1.3%

------------------------------------------------------------------------------------------------------------------------
Low                               $   66.461   -9.8%   -182.6%    1.1     0.3      1.7     38.4  26.2   $12.202     0.0%
High                              $2,792.250   15.7%     71.8%    4.7     2.9    104.3     71.0  81.7  $511.200    13.8%

Median                            $  240.263    2.5%      5.6%    1.9     0.7      3.3     52.9  48.4  $106.523     3.8%
Mean                              $  714.113    2.8%    -11.6%    2.3     1.0     16.0     53.9  49.6  $174.591     5.2%
------------------------------------------------------------------------------------------------------------------------





                                                   Leverage
                                   --------------------------------------
                                   Debt/   Debt/     Debt/   Interest
                                   EBITDA  MVE/(1)/   EV    Coverage/(2)/
                                   ------  --------  -----  -------------
Aar Corp                            5.4 x   130.6%   0.6 x     2.3 x
Aviall Inc                          3.2 x   100.0%   0.5 x     4.3 x
First Aviation Svcs Inc            11.8 x    48.9%   0.7 x     2.6 x
Mercury Air Group Inc               2.9 x   223.8%   0.7 x     3.7 x
Pemco Aviation Inc                  0.9 x    23.2%   0.2 x     8.0 x
Sequa Corp -Cl A                    4.0 x   131.9%   0.6 x     3.2 x
BBA Group plc                       2.6 x    61.0%   0.4 x     8.8 x
Vector Aerospace                    3.7 x   143.7%   0.6 x     3.4 x
Hawker Pacific Aerospace Inc       85.4 x   336.9%   0.8 x     0.1 x

--------------------------------------------------------------------------
Low                                 0.9 x    23.2%   0.2 x     0.1 x
High                               85.4 x   336.9%   0.8 x     8.8 x

Median                              3.7 x   130.6%   0.6 x     3.4 x
Mean                               13.3 x   133.3%   0.6 x     4.1 x
--------------------------------------------------------------------------


Footnotes:
---------
* Excluded from the Range
Source: Compustat
NA - Not Available
NMF - Not Meaningful Figure
EV - Enterprise Value
MVE - Market Value of Equity
EBIT - Earnings Before Interest and Taxes
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization ROA - Return on Assets
ROE - Return on Equity
A/R - Accounts Receivable
A/P - Accounts Payable
(1)  Represents Total Interest-Bearing Debt to Market Value of Equity.
(2)  Represents EBITDA to Net Interest Expense.


--------------------------------------------- Houlihan Lokey Howard & Zukin   58